UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

CRYOLIFE, INC.

(Name of Registrant as Specified In Its Charter)

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1655 ROBERTS BOULEVARD, NW

KENNESAW, GEORGIA 30144

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

April 21, 2016

To Our Stockholders:

On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders of CryoLife, Inc. to be held at CryoLife, Inc.’s Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, on May 18, 2016 at 10:00 a.m., EDT.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted and procedures for voting at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, we request that you complete, date, sign and return the enclosed proxy card (if you received our proxy materials by mail), or vote by telephone or over the Internet as directed in the instructions provided. Of course, returning your proxy does not prevent you from attending the Annual Meeting and voting your shares in person. If you choose to attend the Annual Meeting in person, you may revoke your proxy and cast your votes at the Annual Meeting.

If you plan to attend the Annual Meeting, are a stockholder of record and received our proxy materials by mail, please mark your proxy card in the space provided for that purpose. An admission ticket is included with the proxy card for each stockholder of record. If your shares are not registered in your own name but rather held in street name and you would like to attend the Annual Meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership. Please be sure to bring the admission ticket or evidence of your share ownership to the Annual Meeting.

Sincerely,

J. PATRICK MACKIN
Chairman, President and Chief Executive Officer

CRYOLIFE, INC. | 2016 Proxy Statement

1655 ROBERTS BOULEVARD, NW

KENNESAW, GEORGIA 30144

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CRYOLIFE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CRYOLIFE, INC. (the “Annual Meeting”) will be held at CryoLife, Inc.’s Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, on May 18, 2016 at 10:00 a.m., EDT, for the following purposes:

1.	To elect as Directors the eight nominees named in the attached Proxy Statement to serve until the next Annual Meeting of Stockholders or until their successors are elected and have been qualified.

2.	To approve, by non-binding vote, the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

3.	To ratify the preliminary approval of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.

4.	To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

Only record holders of CryoLife’s common stock at the close of business on April 12, 2016, will be eligible to vote at the Annual Meeting. Your attendance at the Annual Meeting is very much desired. However, if there is any chance you may not be able to attend the Annual Meeting, please execute, complete, date and return the enclosed proxy card in the envelope provided or vote by telephone or internet as directed on the enclosed proxy card. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 18, 2016. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the internet. This Proxy Statement, the related proxy card, and our 2016 Annual Report to Stockholders are available on our corporate website and may be accessed at www.cryolife.com by clicking on “About,” then “Investor Relations” and then “Annual Meeting Materials.” In accordance with such rules, we do not use “cookies” or other software that identifies visitors accessing these materials on our website.

By Order of the Board of Directors:

JEAN F. HOLLOWAY
Corporate Secretary

Date: April 21, 2016

A copy of CryoLife’s 2016 Annual Report to Stockholders, which includes CryoLife’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, containing financial statements, is enclosed.

CRYOLIFE, INC. | 2016 Proxy Statement

1655 ROBERTS BOULEVARD, NW

KENNESAW, GEORGIA 30144

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished to our stockholders as of the close of business on April 12, 2016, the record date, for the solicitation of proxies by the Board of Directors of CryoLife, Inc. (“CryoLife,” the “Company,” “we,” “our” or “us”) for CryoLife’s Annual Meeting of Stockholders to be held on May 18, 2016, at 10:00 a.m., EDT. The Annual Meeting will be held in the auditorium at the CryoLife Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. The sending in of a signed proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person. A signed proxy may be revoked by the sending in of a timely, but later dated, signed proxy. Any stockholder sending in or completing a proxy may also revoke it at any time before it is exercised by giving timely notice to Jean F. Holloway, General Counsel and Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING

Why am I receiving this Proxy Statement?	You are receiving this Proxy Statement from us because you were a stockholder of record at the close of business on the record date of April 12, 2016. As a stockholder of record, you are invited to attend our Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the Annual Meeting and the items of business to be transacted at such Annual Meeting. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

At the close of business on the record date, CryoLife had outstanding a total of 33,936,174 shares of common stock, excluding a total of 1,355,946 shares of treasury stock held by CryoLife, which are not entitled to vote. Each outstanding share of common stock will be entitled to one vote, non-cumulative, at the Annual Meeting.

Who is entitled to attend and vote at the Annual Meeting?	Only holders of record of shares of our common stock at the close of business on April 12, 2016 are entitled to notice of, to attend and to vote at the Annual Meeting and any adjournments or postponements of such Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting (that is, what constitutes a quorum)?	The presence at the Annual Meeting, in person or represented by proxy, of at least a majority of the shares entitled to vote at the Annual Meeting, will constitute a quorum for the transaction of business. Shares represented at the Annual Meeting in person or by proxy are counted for quorum purposes, even if they are not voted on one or more matters. Abstentions from voting and broker non-votes, as defined below, will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. The Secretary or Assistant Secretary of CryoLife, in consultation with the inspector of election, who will be an employee of CryoLife’s transfer agent, shall determine the eligibility of persons present at the Annual Meeting to vote and whether the name signed on each proxy card

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corresponds to the name of a stockholder of CryoLife. The Secretary or Assistant Secretary, based on such consultation, shall also determine whether or not a quorum exists at the Annual Meeting.

What items of business will be voted on at the Annual Meeting?

The items of business to be voted on at the Annual Meeting are as follows:

1.    To elect as directors the eight nominees named in the attached Proxy Statement to serve until the next Annual Meeting of Stockholders or until their successors are elected and have been qualified.

2.    To approve, by non-binding vote, the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

3.    To ratify the preliminary approval of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.

4.    To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

What happens if additional matters are presented at the Annual Meeting?	Other than the matters set forth herein, management is not aware of any other matters that may come before the Annual Meeting. If any other matter or matters are properly brought before the Annual Meeting, the person(s) named as your proxyholder(s) on the enclosed proxy card will have discretionary authority to vote the shares represented by the effective proxies as they deem advisable.

How does the Board of Directors recommend that I vote?	Our Board of Directors recommends that you vote your shares "FOR" the election of each of the director nominees identified in this Proxy Statement, "FOR" the approval, on an advisory basis, of the compensation of our named executive officers and "FOR" the preliminary approval of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.

What shares can I vote at the Annual Meeting?	You may vote all of the shares you owned as of April 12, 2016, the record date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between common stock held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to vote in person at the Annual Meeting or direct the proxyholder how to vote your shares on your behalf at the Annual Meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

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Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your shares as you instruct in the voting instruction card. The broker, trustee or other nominee may either vote in person at the Annual Meeting or grant a proxy and direct the proxyholder to vote your shares at the Annual Meeting as you instruct in the voting instruction card. If you hold shares through a broker, trustee or nominee you may also vote in person at the Annual Meeting, but only after you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote your shares at the Annual Meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the Annual Meeting?	Whether you hold shares directly as the stockholder of record or as a beneficial owner, you may direct how your shares are voted without attending the Annual Meeting by completing and returning the enclosed proxy card or voting instruction card as described below. If you provide specific instructions with regard to items of business to be voted on at the Annual Meeting, your shares will be voted as you instruct on those items. Proxies properly signed, dated and submitted to us that do not contain voting instructions and are not revoked prior to the Annual Meeting will be voted "FOR" the election of each of the director nominees identified in this Proxy Statement, "FOR" the approval, on an advisory basis, of the compensation of our named executive officers and "FOR" the preliminary approval of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.

Voting by Telephone or over the Internet. You may also vote by telephone or over the Internet by following the instructions included on the enclosed proxy card or voting instruction card. You may vote by telephone or over the Internet until 11:59 p.m. EDT the day before the Annual Meeting.

How can I vote my shares in person at the Annual Meeting?	After providing proof of identification, shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. You should be prepared to present photo identification for admittance. Please also note that if you are not a stockholder of record but hold shares through a broker, trustee or nominee you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee or other similar evidence of ownership. Check-in will begin at 9:00 a.m., EDT. The Annual Meeting will begin promptly at 10:00 a.m., EDT. Even if you plan to attend the Annual Meeting, we recommend that you also complete, sign and date the enclosed proxy card or voting instruction card and return it promptly in the accompanying postage-paid return envelope in order to ensure that your vote will be counted if you decide later not to attend the Annual Meeting.

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Can I change my vote or revoke my proxy?	You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may change your vote by submitting a new voting instruction card to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

What do I need to attend the Annual Meeting?	Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders and guests of CryoLife. Admission will be by ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, please detach your Admission Ticket from the top portion of the proxy card and bring it with you to the Annual Meeting. If you are a beneficial owner and you plan to attend the Annual Meeting, you can obtain an Admission Ticket in advance by writing to Jean F. Holloway, General Counsel and Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement. Stockholders and proxy holders who do not obtain tickets in advance may obtain them upon verification of ownership or proxy authority at the reception desk on the day of the Annual Meeting. Tickets may be issued to others at the discretion of CryoLife.

Is my vote confidential?	Proxy cards, voting instructions, ballots and voting tabulations that identify individual stockholders are not secret; however, all such materials will be handled in a manner intended to reasonably protect your voting privacy. Your vote will not be disclosed, except as required by law and except as required to our transfer agent to allow for the tabulation of votes and certification of the vote and to facilitate a successful proxy solicitation.

How are votes counted and what vote is required to approve each item?	Each outstanding common stock entitles the holder thereof to one vote on each matter considered at the Annual Meeting. Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any other matter submitted to a vote of the stockholders pursuant to this Proxy Statement.

Nominees for election as directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are eight Directorships to be filled, this means that the eight individuals receiving the most votes will be elected. Abstentions and broker non-votes will therefore not be relevant to the outcome. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner.

The advisory votes cast for the approval of the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, must exceed

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the votes cast against the approval of such compensation in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

The votes cast for the ratification of the preliminary approval of the appointment of Ernst & Young LLP as CryoLife’s independent registered accounting firm must exceed the votes cast against the ratification in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome. Please note that brokers holding shares for a beneficial owner that have not received voting instructions with respect to the ratification of the preliminary approval of the appointment of Ernst & Young LLP will have discretionary voting authority with respect to this matter.

There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

What happens if the Annual Meeting is adjourned?	Assuming the presence of a quorum, if our Annual Meeting is adjourned to another time and place, no additional notice will be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the Annual Meeting, unless the adjournment is for more than 120 days, in which case a new record date must be fixed and notice distributed of the adjourned meeting. At the adjourned meeting, we may transact any items of business that might have been transacted at the Annual Meeting.

What should I do in the event that I receive more than one set of proxy materials?	You may receive more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?	The enclosed Proxy Statement is being solicited on behalf of our Board of Directors. We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our Directors, officers, employees and agents may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our Directors, officers or other employees for soliciting proxies.

Where can I find the voting results of the Annual Meeting?	We intend to announce preliminary voting results at the Annual Meeting and publish the final voting results in a Current Report on Form 8-K filed within four business days after the Annual Meeting.

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What is the deadline for submitting proposals for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Appropriate proposals of stockholders intended to be presented at CryoLife’s 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") must be received by CryoLife by December 22, 2016, for inclusion in its proxy statement and form of proxy relating to that meeting. Stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and any other applicable rules established by the Securities and Exchange Commission. Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2017 without inclusion of such proposals in our proxy statement relating to such annual meeting must be received not later than 60 days and not more than 120 days prior to such annual meeting.

In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations for individuals to serve as directors, must be received by CryoLife by no later than March 19, 2017, but no earlier than January 18, 2017, in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals that may come before the 2017 Annual Meeting of Stockholders. If the month and day of the next annual meeting is advanced or delayed by more than 30 calendar days from the month and day of the annual meeting to which this Proxy Statement relates, CryoLife shall, in a timely manner, inform its stockholders of the change, and the date by which proposals of stockholders must be received.

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PROPOSAL ONE – ELECTION OF DIRECTORS

Directors of CryoLife elected at the Annual Meeting to be held on May 18, 2016, will hold office until the next annual meeting, until their successors are elected and have been qualified or until their death, resignation or removal.

Director Nominees

Each of the nominees is currently a Director of CryoLife. Should any nominee for the office of Director become unable to accept nomination or election, it is the intention of the persons named on the proxy card, unless otherwise specifically instructed in the Proxy Statement, to vote for the election of such other person as the Board of Directors may recommend.

The following table sets forth the name and age of each nominee, the period during which each such person has served as a Director of CryoLife, the number of shares of CryoLife’s common stock beneficially owned, either directly or indirectly, by such person and the percentage of outstanding shares of CryoLife’s common stock such ownership represented at the close of business on April 12, 2016, according to information received by CryoLife. None of the shares of stock noted below are subject to a pledge or similar arrangement. Except for J. Patrick Mackin, our President, Chief Executive Officer and Chairman of the Board, none of the nominees holds any other position or office with CryoLife.

Name of Nominee	Director Since	Age	Shares of CryoLife Stock Beneficially Owned(1) (#)		Percentage of Outstanding Shares of CryoLife Stock (%)
Thomas F. Ackerman	2003	61	85,352	(2)	*
James S. Benson	2005	76	70,352	(2)	*
Daniel J. Bevevino	2003	56	85,352	(2)	*
Ronald C. Elkins, M.D.	1994	79	97,852	(2)	*
Ronald D. McCall	1984	79	173,514	(3)	*
J. Patrick Mackin	2014	49	510,290	(4)	1.56
Harvey Morgan	2008	74	76,602	(5)	*
Jon W. Salveson	2012	51	65,352	(2)	*

* Ownership represents less than 1% of the outstanding shares of CryoLife common stock.

(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)	Includes 10,352 shares of unvested restricted stock.
(3)	Includes 16,000 shares of common stock owned of record by Ms. Marilyn B. McCall, Mr. McCall’s spouse, and 10,352 shares of unvested restricted stock.
(4)	Amount includes 161,703 shares subject to options that are either presently exercisable or will become exercisable within 60 days after April 12, 2016. This amount also includes 73,316 shares of unvested restricted stock subject to forfeiture which Mr. Mackin holds as of April 12, 2016. This amount does not include 19,946 shares earned under 2015 performance stock unit awards that had not vested as of April 12, 2016, and that will not vest within 60 days thereafter, or performance stock units granted in February 2016 (42,484 shares at target performance).
(5)	Includes 33,000 shares held by Ms. Suzanne B. Morgan, Mr. Morgan’s spouse, and 10,352 shares of unvested restricted stock.

Director Nominee Qualifications and Biographical Information

Thomas F. Ackerman has served as a Director of CryoLife since December 2003. Until early 2016, Mr. Ackerman served as a Senior Financial Advisor of Charles River Laboratories International, Inc. (NYSE: CRL), a position he has held since August 2015. Charles River Laboratories is a leading global provider of solutions that accelerate the early-stage drug discovery and development process, with a focus on in vivo biology, including research models and services required to enable in vivo drug discovery and development. From 2005-2015, he served as Executive Vice President and Chief Financial Officer, from 1999 to 2005, he served as Senior Vice President and Chief Financial Officer, and from 1996 to 1999, he served as Vice President and Chief Financial Officer of Charles River Laboratories, where he has been employed since 1988. Mr. Ackerman is a Director of the University of Massachusetts Amherst Foundation. Mr. Ackerman received a B.S. in Accounting from the University of Massachusetts and became a certified public accountant in 1979 (his license is currently inactive).

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The Board of Directors has determined that Mr. Ackerman should serve as a Director of CryoLife because of his expertise in accounting and financial reporting, particularly in the biotechnology industry.

James S. Benson has served as a Director of CryoLife since December 2005. Mr. Benson retired from the Advanced Medical Device Association (“AdvaMed”, formerly known as the Health Industry Manufacturers Association, “HIMA”) in July 2002 as Executive Vice President for Technical and Regulatory Affairs. He was employed by AdvaMed from January 1993 through June 2002. Prior to that, he was employed by the Food and Drug Administration (“FDA”) for 20 years, where he held a number of senior positions. He retired from the FDA as Director of the Center for Devices and Radiological Health (“CDRH”) in December of 1992. Prior to his position as Center Director, he served as Deputy Commissioner from July 1988 through July 1991. During that period, he served as Acting Commissioner for one year, from December 1989 through November 1990. Prior to his position as Deputy Commissioner, he served as Deputy Director of the CDRH from 1978 to 1982. He served as a director and presiding director of Cytomedix from 2004 through 2013. Mr. Benson received a B.S. in Civil Engineering from the University of Maryland in 1962 and an M.S. in Nuclear Engineering from the Georgia Institute of Technology in 1969.

The Board of Directors has determined that Mr. Benson should serve as a Director of CryoLife because of his past business experience in the biotechnology and medical device industries, from both an FDA and industry perspective; his distinguished tenure with the FDA, as well as the particular knowledge and expertise he acquired in these positions with respect to regulatory issues in the healthcare field; and his experience as a director and committee chair.

Daniel J. Bevevino has served as a Director of CryoLife since December 2003. From 1996 until March of 2008, Mr. Bevevino served as the Vice President and Chief Financial Officer of Respironics, Inc. (NASDAQ: RESP), a company that develops, manufactures and markets medical devices used primarily for the treatment of patients suffering from sleep and respiratory disorders, where he was employed since 1988. In March 2008, Respironics was acquired by Royal Philips Electronics (NYSE: PHG), whose businesses include a variety of medical solutions including medical diagnostic imaging and patient monitoring systems, as well as businesses focused on energy efficient lighting and consumer products. From March 2008 to December 31, 2009, Mr. Bevevino was employed by Philips as the Head of Post-Merger Integration – Respironics, as well as in various operating capacities, to help facilitate the integration of the combined companies. He is currently an independent consultant providing interim chief financial officer services in the life sciences industry, and he currently serves as a director of one of the companies for which he provides services. He began his career as a certified public accountant with Ernst & Young LLP (his license is currently inactive). Mr. Bevevino received a B.S. in Business Administration from Duquesne University and an MBA from the University of Notre Dame.

The Board of Directors has determined that Mr. Bevevino should serve as a Director of CryoLife because of his expertise in accounting and financial reporting, particularly in the medical device industry.

Ronald C. Elkins, M.D. has served as a Director of CryoLife since January 1994. Dr. Elkins is Professor Emeritus, Section of Thoracic and Cardiovascular Surgery, University of Oklahoma Health Sciences Center. Dr. Elkins has been a physician at the Health Science Center since 1971, and was Chief, Section of Thoracic and Cardiovascular Surgery, from 1975 to 2002. Dr. Elkins earned his undergraduate and medical degrees at the University of Oklahoma and completed his residency at the Johns Hopkins Hospital.

The Board of Directors has determined that Dr. Elkins should serve as a Director of CryoLife because of his education and experience in the medical field, particularly with respect to cardiovascular surgery.

J. Patrick Mackin assumed the position of President and Chief Executive Officer of CryoLife in September 2014, he was appointed to the CryoLife Board of Directors in October 2014 and he was appointed Chairman of the Board of Directors in April 2015. Mr. Mackin has more than 20 years of experience in the medical device industry. Prior to joining CryoLife, Mr. Mackin served as President of Cardiac Rhythm Disease Management, the largest operating division of Medtronic, Inc., from August 2007 to August 2014. At Medtronic, he previously held the positions of Vice President, Vascular, Western Europe and Vice President and General Manager, Endovascular Business Unit. Prior to joining Medtronic in 2002, Mr. Mackin worked for six years at Genzyme, Inc. serving as Senior Vice President and General Manager for the Cardiovascular Surgery Business Unit and as Director of Sales, Surgical Products division. Before joining Genzyme, Mr. Mackin spent four years at Deknatel/Snowden-Pencer, Inc. in various roles and three years as a First Lieutenant in the U.S. Army. Mr. Mackin received an MBA from the Kellogg Graduate School of Management at Northwestern University and is a graduate of the U.S. Military Academy at West Point.

The Board of Directors has determined that Mr. Mackin should serve as Director of CryoLife because of his business acumen and substantial worldwide experience in the medical device industry. In addition, the Board of Directors

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believes that it is appropriate and useful to have the President and Chief Executive Officer of CryoLife serve as a member of the Board of Directors.

Ronald D. McCall, has served as a Director of CryoLife since January 1984. From 1985 to the present, Mr. McCall has been the owner of the law firm of Ronald D. McCall, P.A., based in Tampa, Florida. Mr. McCall was admitted to the practice of law in Florida in 1961. Mr. McCall received a B.A. and a J.D. from the University of Florida.

The Board of Directors has determined that Mr. McCall should serve as a Director of CryoLife because of his legal training and experience. Also, the Board of Directors believes that his long-standing involvement with CryoLife provides him with a unique perspective on current issues facing the Company.

Harvey Morgan has served as a Director of CryoLife since May 2008. Mr. Morgan has more than 40 years of investment banking experience, with significant expertise in strategic advisory services, mergers and acquisitions, private placements and underwritings. He served as a Managing Director of the investment banking firm Bentley Associates, L.P. from 2004 to December 31, 2012, and from 2001 to 2004 he was a Principal of Shattuck Hammond Partners, an independent investment banking and financial advisory firm. Mr. Morgan also serves on the Board of Directors of Family Dollar Stores, Inc. (NYSE: FDO) and previously served on the Board of Directors of Cybex International, Inc. (NASDAQ: CYBI). Mr. Morgan received his undergraduate degree from the University of North Carolina at Chapel Hill and an MBA from the Harvard Business School.

The Board of Directors has determined that Mr. Morgan should serve as a Director of CryoLife because of his past business experience, particularly with respect to investment banking and capital markets.

Jon W. Salveson has served as a Director of CryoLife since May 2012. Mr. Salveson is the Vice Chairman, Investment Banking and Chairman of the Healthcare Investment Banking Group at Piper Jaffray Companies (NYSE: PJC). He joined Piper Jaffray in 1993 as an associate, was elected Managing Director in 1999, and was named the Group Head of Piper Jaffray’s international healthcare investment banking group in 2001. Mr. Salveson was appointed Global Head of Investment Banking and a member of the Executive Committee of Piper Jaffray in 2004, and has served in his present position as Vice Chairman, Investment Banking since July 2010. Mr. Salveson also serves on the Board of Directors of Sunshine Heart, Inc. (NASDAQ: SSH). Mr. Salveson received his undergraduate degree from St. Olaf College in 1987 and an M.M.M. in finance from the Kellogg Graduate School of Management at Northwestern University.

The Board of Directors has determined that Mr. Salveson should serve as a Director of CryoLife because of his considerable experience in investment banking in the healthcare industry. Mr. Salveson has advised CryoLife in particular with respect to numerous transactions.

Required Vote

Nominees for election as Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are eight Directorships to be filled, this means that the eight individuals receiving the most votes will be elected. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

The Board of Directors' Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE EIGHT NOMINEES FOR DIRECTOR LISTED IN THIS PROPOSAL ONE.

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CRYOLIFE, INC. | 2016 Proxy Statement

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Our Board of Directors believes that the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board of Directors has adopted and adheres to corporate governance practices that the Board of Directors and senior management believe promote this purpose, are sound and represent best practices. The Board of Directors reviews these practices on an ongoing basis and revises them as appropriate.

Director Independence

In connection with its annual review in February 2016, and based on the information available to it, the Board of Directors determined that none of Messrs. Ackerman, Benson, Bevevino, McCall, Morgan, Salveson or Dr. Elkins had a material relationship with CryoLife, and that they each therefore qualified as independent directors under the NYSE’s Listing Standards.

In addition to qualifying as “independent” within the meaning of Section 303A.02 of the NYSE Listed Company Manual, each member of the Compensation Committee must be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and at least two members of the Compensation Committee must be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. In determining the independence of any director who will serve on the Compensation Committee, the Board of Directors will consider all factors specifically relevant to determining whether such director has a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to the director and (ii) whether such director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries.

Until February 2016, Mr. Ackerman was a Senior Financial Advisor with Charles River Laboratories International, Inc. CryoLife has made purchases from Charles River Laboratories relating to supplies, including supplies for certain of its clinical trials in each of the last several years and anticipates doing so in the current year. Purchases from Charles River Laboratories were made on an arm’s-length basis. The amount of these purchases falls within the categorical standards for commercial relationships that are not material and would not impair a director’s independence. The Board of Directors understood that Mr. Ackerman’s compensation from Charles River Laboratories was in no way impacted by the size or amount of the business transacted between the two companies. The Board of Directors determined that Mr. Ackerman’s relationship with Charles River Laboratories is not a material relationship that could impair his independence as a director of CryoLife.

Dr. Elkins is a former Chief of the Section of Thoracic and Cardiovascular Surgery at the University of Oklahoma Health Sciences Center and is a Professor Emeritus of the Center. In 2015, the Center paid CryoLife for tissue preservation services and BioGlue ® provided by CryoLife. Dr. Elkins’ son, Charles Craig Elkins, M.D., is a cardiac surgeon who has implanted CryoLife preserved cardiac tissues at Integris Baptist Medical Center in Oklahoma City. Integris Baptist Medical Center, along with Integris SW Medical Center, paid CryoLife for tissue preservation services and BioGlue in 2015, and we expect this relationship to continue. The Board of Directors considered these relationships and determined that they are not material relationships that could impair Dr. Elkins’ independence.

Mr. Salveson is the Vice Chairman, Investment Banking and Chairman of the Healthcare Investment Banking Group at Piper Jaffray Companies. CryoLife has previously used the services of Piper Jaffray in connection with our stock buy-back program. However, that program expired in October 2014 and has not been renewed by the Board of Directors. CryoLife has also previously used Piper Jaffray in connection with certain transactions, and may do so in the future; however, Mr. Salveson does not personally work on any transactions between CryoLife and Piper Jaffray. After reviewing these relationships, the Board of Directors determined that they are not material relationships that could impair Mr. Salveson’s independence.

The Board of Directors’ Right to Retain Advisors

The Board of Directors has authorized committees of the Board of Directors to retain their own advisors, such as auditors, compensation consultants, legal counsel and others, to the extent the committees deem it appropriate.

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The Board of Directors’ Leadership Structure

The President and Chief Executive Officer of CryoLife serves as the Chairman of the Board of Directors. The Board of Directors believes that this structure promotes fluid communication and coordination between the Board of Directors and management. Also, the Board of Directors believes that Mr. Mackin is well-suited to fill his management and Board of Directors roles, and that the Board of Directors benefits from his serving these dual roles.

In order to foster the Board of Directors’ independence from management, the leadership structure of the Board of Directors also includes a Presiding Director, a position held by an independent director. Mr. McCall assumed the role of Presiding Director in December 2005. The Presiding Director has frequent contact with Mr. Mackin and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board of Directors.

The Board of Directors’ Role in Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Management is primarily responsible for risk management, and management reports directly to the committees and the Board of Directors with respect to risk management. The Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. In its risk oversight role, the Board of Directors reviews periodically the Company’s strategic plan, which includes an assessment of potential risks facing the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management.

In particular, the Compensation Committee is responsible for ensuring that our executive compensation policies and practices do not incent excessive or inappropriate risk-taking by employees or Directors. The Audit Committee is primarily responsible for coordination with our independent registered public accounting firm, establishment and maintenance of our internal controls, operation of our internal audit and various financial, regulatory and compliance functions. The Corporate Governance Committee monitors risk by ensuring that proper corporate governance standards are maintained and that the Board of Directors is comprised of qualified directors. The Regulatory Affairs and Quality Assurance Committee is primarily responsible for oversight of our healthcare compliance function, including our compliance with quality systems and regulatory assurance laws and regulations, as well as our compliance with other healthcare compliance laws and regulations. Together with the Audit Committee, it assists in oversight of our compliance with certain laws and regulations such as the Foreign Corrupt Practices Act, and such policies as our Code of Conduct.

Board of Directors and Committee Meetings, Annual Meeting of Stockholders and Attendance

During 2015, each director attended, either in person or by telephone, at least 87% of the meetings of the Board of Directors and the committees of the Board of Directors on which he served. In general, members of the Board of Directors become members of committees closely following the Annual Meeting of Stockholders.

The Board of Directors held fifteen meetings during 2015. All of the then-current members of the Board of Directors attended the 2015 Annual Meeting of Stockholders, which is encouraged, but not required.

Standing Committees of the Board of Directors; Committee Assignments

During 2015, the Board of Directors had four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Regulatory Affairs and Quality Assurance Committee. In 2015, the Audit Committee met seven times, the Compensation Committee met eleven times, the Corporate Governance Committee met eleven times, the Regulatory Affairs and Quality Assurance Committee met five times and the Compensation Committee and the Corporate Governance Committee met jointly one time. These committees are described below, and the following table lists the members of each of the standing committees as of the date of this Proxy Statement:

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Director	Audit Committee	Compensation Committee	Corporate Governance Committee	Regulatory Affairs and Quality Assurance Committee
J. Patrick Mackin, Chairman, President, and Chief Executive Officer(1)
Thomas F. Ackerman	√
James S. Benson			√	Chair
Daniel J. Bevevino	√	√
Ronald C. Elkins, M.D.		Chair		√
Ronald D. McCall, Presiding Director		√	Chair	√
Harvey Morgan	Chair		√
Jon W. Salveson				√

(1) Mr. Mackin was appointed Chairman of the Board of Directors in April 2015.

Audit Committee — CryoLife’s Audit Committee currently consists of three non-employee Directors: Mr. Morgan, Chair, Mr. Ackerman and Mr. Bevevino, each of whom served on the Audit Committee for all of 2015. Each of the members of the Audit Committee meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards and also meets the criteria of Section 303A.06, as set forth in Rule 10A-3 promulgated under the Exchange Act, regarding listing standards related to audit committees. No member of the Audit Committee serves on the audit committee of more than three public companies. In addition, the Board of Directors has determined that all of the current members of the Audit Committee satisfy the definition of an “audit committee financial expert,” as promulgated in Securities and Exchange Commission regulations.

The Audit Committee operates under a written charter. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of CryoLife’s independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by CryoLife’s independent registered public accounting firm. The Audit Committee also oversees and must review and approve all significant related party transactions. See Policies and Procedures for Review, Approval or Ratification of Transactions with Related Parties beginning on page 14; see also the Report of the Audit Committee beginning on page 18.

The Audit Committee reviews the general scope of CryoLife’s annual audit and the nature of services to be performed for CryoLife in connection with it, acting as liaison between the Board of Directors and the independent registered public accounting firm. The Audit Committee also formulates and reviews various Company policies, including those relating to accounting practices and internal control systems of CryoLife. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of CryoLife’s independent registered public accounting firm, for engaging or discharging CryoLife’s independent registered public accounting firm and for assisting the Board of Directors in its oversight of risk management and legal and regulatory requirements.

Compensation Committee — The Compensation Committee operates under a written charter that sets out the committee’s functions and responsibilities. Our Compensation Committee currently consists of three non-employee Directors: Dr. Elkins, Chair, Mr. Bevevino and Mr. McCall, each of whom served on the Compensation Committee for all of 2015. Each member of the Compensation Committee meets the independence requirements of Sections 303A.02(a)(i) and (ii) of the current NYSE Listing Standards, and is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and a disinterested director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Pursuant to the Compensation Committee Charter, the Compensation Committee is responsible for reviewing the performance of officers and setting the annual compensation for all officers, including the salary and the compensation package of officers. The Compensation Committee also manages the issuance of stock options, restricted stock awards, performance stock units and other stock rights and cash incentives under CryoLife’s stock and incentive plans, recommends severance arrangements for the CEO and other officers and, together with the Corporate Governance Committee, reviews and approves the performance metrics upon which the compensation of CryoLife’s CEO is based. See Compensation Discussion and Analysis on page 21 for information concerning the Compensation Committee’s role, processes and activities in overseeing executive compensation.

Pursuant to its charter, the Compensation Committee has the authority to delegate any of its decisions to a sub-committee of the Compensation Committee consisting of two committee members, provided that a full report of any action taken is promptly made to the full Compensation Committee.

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The Compensation Committee has the power to retain, determine the terms of engagement and compensation of, and terminate any consulting firm that may assist it in the evaluation of compensation decisions.

Corporate Governance Committee — CryoLife’s Corporate Governance Committee operates under a written charter that sets out the committee’s functions and responsibilities. The Corporate Governance Committee currently consists of three non-employee Directors: Mr. McCall, Chair, Mr. Benson and Mr. Morgan, each of whom served on the committee for all of 2015. Each of these individuals meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards. The committee recommends potential candidates for the Board of Directors and oversees the annual self-evaluations of the Board of Directors and its committees. Each year the Corporate Governance Committee, together with the Compensation Committee, evaluates the performance of CryoLife’s CEO, and, for 2015, it also evaluated the performance of the Executive Chairman, in a joint session with the Compensation Committee. The Corporate Governance Committee also recommends to the Board of Directors how the other committees of the Board of Directors should be structured and which directors should be members of those committees. The committee also reviews and makes recommendations to the Board of Directors regarding the development of and compliance with the Company’s corporate governance guidelines.

Regulatory Affairs and Quality Assurance Committee — CryoLife’s Regulatory Affairs and Quality Assurance Committee consists of four non-employee Directors: Mr. Benson, Chair, Dr. Elkins, Mr. McCall and Mr. Salveson, each of whom served on the Regulatory Affairs and Quality Assurance Committee for all of 2015. Each of these individuals meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards. The charter of the Regulatory Affairs and Quality Assurance Committee requires that a majority of its members be independent. Among other things, the Regulatory Affairs and Quality Assurance Committee assists the Company in its oversight of CryoLife’s compliance with healthcare laws and regulations, including regulations and laws related to regulatory affairs and quality assurance and general healthcare compliance such as the Anti-Kickback Statute. The Regulatory Affairs and Quality Assurance Committee also receives summaries of the semiannual reports from the Company’s external quality auditors and provides input into certain internal regulatory affairs and quality assurance policies. Finally, pursuant to its charter, the Regulatory Affairs and Quality Assurance Committee, jointly with the Audit Committee, assists in the oversight of compliance with certain policies and procedures such as the Company’s Code of Conduct and our policy with respect to the Foreign Corrupt Practices Act.

Policies and Procedures for Stockholders Who Wish to Submit Nominations or Recommendations for the Board of Directors

Stockholders may submit the names of potential candidates for director to the Corporate Governance Committee. The policy of the Corporate Governance Committee is to give the same consideration to nominees submitted by stockholders that it gives to individuals whose names are submitted by management or other directors, provided such recommendations are made in accordance with procedures described in this Proxy Statement under the FAQ “What is the deadline for submitting proposals for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?” When considering a potential candidate, the Corporate Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience and a high degree of intellectual and business acumen. The Corporate Governance Committee also considers issues of diversity, such as education, professional experience and differences in viewpoints and skills. The Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Corporate Governance Committee believe that it is important that the members of the Board of Directors represent diverse viewpoints. The Corporate Governance Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews of selected candidates. From time to time, we have also engaged one or more executive search consulting firms to assist in the identification and recruitment of potential director candidates.

The current policy of the Board of Directors requires each director to offer to voluntarily resign upon a change in such director’s principal employment or line of business. The Corporate Governance Committee will then review whether such director continues to meet the needs of the Board of Directors and will make a recommendation to the Board of Directors regarding whether or not it should require the director to tender his or her resignation.

Current policy of the Board of Directors also limits the number of other public company boards of directors on which CryoLife’s directors may serve. Non-employee directors may serve on no more than three public company boards of directors in addition to service on CryoLife’s Board of Directors, and the CEO’s service on the governing body of any organization is subject to prior written authorization by the Board of Directors.

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CRYOLIFE, INC. | 2016 Proxy Statement

The Corporate Governance Committee has not received any recommended director nominees for election at the 2016 Annual Meeting from any CryoLife stockholder or group of stockholders beneficially owning in excess of 5% of CryoLife’s outstanding common stock. Stockholders may communicate the necessary information to the Corporate Governance Committee or the Board of Directors by following the procedures set forth below at Communication with the Board of Directors and Its Committees on page 15.

Code of Conduct

CryoLife has established a Code of Conduct that clarifies the Company’s standards of conduct in potentially sensitive situations; makes clear that CryoLife expects all employees, officers and directors to understand and appreciate the ethical considerations of their decisions; and reaffirms the Company’s long-standing commitment to a culture of corporate and individual accountability and responsibility for the highest ethical and business practices.

In addition to the Code of Conduct, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, Assistant Controller and all other senior financial officers are also subject to the Company’s Code of Ethics for Senior Financial Officers. In the event that CryoLife amends or waives any of the provisions of the Code of Conduct or Code of Ethics for Senior Financial Officers applicable to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller or Assistant Controller, the Company intends to disclose that information on the Company’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=80253&p=irol-govConduct.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Parties

The Board of Directors has adopted written policies and procedures for review, approval or ratification of transactions with related parties.

Types of Transactions Covered

It is our policy to enter into or ratify related party transactions only when the Board of Directors, acting through the Audit Committee or as otherwise described herein, determines that the related party transaction in question is in, or is not inconsistent with, the best interests of CryoLife and its stockholders. We follow the policies and procedures below for any transaction in which we are, or are to be, a participant and the annual amount involved exceeds $50,000 and in which any related party, as defined below, had, has or will have a direct or indirect interest. Pursuant to the policy, compensatory arrangements with an officer or director that are approved or ratified by the Compensation Committee or compensation received under our employee benefit plans that are available to all employees do not require additional Audit Committee approval.

The Company subjects the following related parties to these policies: directors (and nominees); executive officers; beneficial owners of more than 5% of our stock; any immediate family members of these persons; and any entity in which any of these persons is employed, or is a general partner or principal, or has a similar position, or in which the person has a 10% or greater beneficial ownership interest.

Standards Applied and Persons Responsible for Approving Related Party Transactions

The Corporate Secretary is responsible for maintaining a list of all related parties known to her and for submitting to the Audit Committee for its advance review and approval any related party transaction into which we propose to enter. If any related party transaction inadvertently occurs before the Audit Committee has approved it, the Corporate Secretary will submit the transaction to the Audit Committee for ratification as soon as she becomes aware of it. If the Audit Committee does not ratify the transaction, it will direct for the transaction to be either rescinded or modified as soon as is practicable. The Corporate Secretary may delegate her duties under the policy to another officer of CryoLife if she gives notice of the delegation to the Audit Committee at its next regularly scheduled meeting.

When reviewing a related party transaction, the Audit Committee will examine all factors it deems relevant. If the Corporate Secretary determines that it is not practicable or desirable to wait until the next Audit Committee meeting, she will submit the related party transaction for approval or ratification to a sub-committee of two members of the Audit Committee,

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that possess delegated authority to act between Audit Committee meetings. The Chair will report any action this sub-committee has taken under this delegated authority to the Audit Committee at its next regularly scheduled meeting.

The Audit Committee, or the sub-committee, will approve only those transactions that they have determined in good faith are in, or are not inconsistent with, the best interests of CryoLife and its stockholders.

Review of Ongoing Transactions

At the Audit Committee’s first meeting of each fiscal year, the Audit Committee reviews all related party transactions, other than those approved by the Compensation Committee as contemplated in the policy, that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from CryoLife of more than $50,000 annually. Based on all relevant facts and circumstances, taking into consideration the factors discussed above, the Audit Committee will determine whether it is in, or not inconsistent with, the best interests of CryoLife and its stockholders to continue, modify or terminate the related party transaction.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or served during fiscal 2015, as a member of the compensation committee of any other company that has or had an executive officer serving as a member of our Board of Directors. None of our executive officers currently serve, or served during fiscal 2015, as a member of the board of directors of any other company that has or had an executive officer serving as a member of our Compensation Committee.

Communication with the Board of Directors and Its Committees

Interested parties may communicate with the Board of Directors, the Presiding Director, the non-management directors as a group, committee chairs, committees and individual directors by directing communications to the Corporate Secretary, who will forward them as appropriate, unless they clearly constitute unsolicited general advertising. Please send all communications in care of Jean F. Holloway, General Counsel and Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

Availability of Corporate Governance Documents

You may view current copies of the charters of the Audit, Compensation, Corporate Governance and Regulatory Affairs and Quality Assurance Committees, as well as the Company’s Corporate Governance Guidelines and Code of Conduct, on the CryoLife website at http://phx.corporate-ir.net/phoenix.zhtml?c=80253&p=irol-govHighlights.

Notwithstanding anything to the contrary set forth in any of CryoLife’s filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate other CryoLife filings, including this Proxy Statement, in whole or in part, neither of the following Reports of the Audit Committee and the Compensation Committee shall be incorporated by reference into any such filings.

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DIRECTOR COMPENSATION

Elements of Non-Employee Director Compensation

Annual Retainer and Committee Chair Fees

Each of the non-employee directors of CryoLife receives an annual cash retainer for service on the Board of Directors, service on committees of the Board of Directors, service as the Chair of the committees of the Board of Directors and service as Presiding Director, as applicable and as noted in the table below. CryoLife pays all cash retainers on a monthly basis. Currently, the Presiding Director is also the Chair of the Corporate Governance Committee, and he does not receive any additional compensation for his position as Chair of that committee.

2015 Board of Director Retainers

Annual Board Service	$40,000
Presiding Director(1)	$25,000

Committee	Committee Chair Retainer(2)	Committee Membership Retainer
Audit	$15,000	$7,500
Compensation	$10,000	$5,000
Corporate Governance	$7,500	$3,750
Regulatory Affairs and Quality Assurance	$7,500	$3,750

(1)	In addition to annual board service retainer
(2)	Includes committee membership retainer

Restricted Stock Grants

A portion of the non-employee directors’ annual compensation is issued as restricted stock. The shares of restricted stock are issued each year generally following the annual meeting of stockholders, and all shares vest on the first anniversary of issuance or May 15 following the year of grant, whichever date is earlier. The director will forfeit any unvested portion of the award if he or she ceases to serve as a director for certain reasons described within the stock plan. With respect to 2015 grants, the Compensation Committee recommended a grant value of $100,000 per director and in September 2015, the Compensation Committee granted 10,352 shares of restricted stock to each of the non-employee directors. The size and terms of the grants are subject to annual reevaluation by the Compensation Committee. All equity grants to non-employee directors in 2015 were made pursuant to the Equity and Cash Incentive Plan.

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Fiscal 2015 Director Compensation

The following table provides compensation information for the one-year period ended December 31, 2015, for each person who was a member of our Board of Directors in 2015, other than J. Patrick Mackin:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
(a)	(b)	(c)	(d)
Thomas F. Ackerman	47,500	99,793	147,293
James S. Benson	51,250	99,793	151,043
Daniel J. Bevevino	52,500	99,793	152,293
Ronald C. Elkins, M.D.	53,750	99,793	153,543
Ronald D. McCall	65,000	99,793	164,793
Harvey Morgan	58,750	99,793	158,543
Jon W. Salveson	43,750	99,793	143,543

(1)	Amounts shown include annual board service retainer, committee chair and committee membership retainers and, for Mr. McCall, a Presiding Director retainer, earned by our Directors during 2015.

(2)	The amount shown represents the aggregate grant date fair value of the 10,352 restricted shares granted to each of the non-employee directors, as calculated in in accordance with FASB ASC Topic 718. We issued the awards on September 10, 2015, and we valued them at $9.64 per share, which was the closing price on the grant date. See Notes 1 and 16 of the Notes to Consolidated Financial Statements filed with CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2015 for assumptions we used in valuing restricted stock awards. The restricted stock represented here vests on May 15, 2016; accordingly, these shares remained subject to vesting restrictions as of December 31, 2015.

J. Patrick Mackin, Chairman, President, and Chief Executive Officer received no compensation in 2015 for his services as a Director of the Company, other than his executive officer compensation detailed in the Summary Compensation Table on page 37.

Director Stock Ownership Requirements

In November 2015, the Corporate Governance Committee approved a change to the non-employee director stock ownership requirements to five times the then current annual retainer for non-employee directors. All non-employee directors currently satisfy this standard. The Compensation Committee evaluates stock ownership requirements for non-employee directors on an annual basis.

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REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee of three directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of the NYSE that govern audit committee composition, including the requirement that all audit committee members be “Independent Directors” as that term is defined by Sections 303A.02 and 303A.06 of the NYSE Listing Standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

The Audit Committee oversees CryoLife’s financial processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in CryoLife’s Annual Report on Form 10-K for fiscal 2015 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board of Directors and the Audit Committee have adopted a written Audit Committee Charter. Since the first quarter of 2004, CryoLife has retained a separate accounting firm to provide internal audit services. The internal audit function reports directly to the Audit Committee and, for administrative purposes, to the Chief Financial Officer.

During the course of fiscal 2015, management completed the documentation, testing and evaluation of CryoLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept informed of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Ernst & Young LLP, CryoLife’s independent auditing firm, at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management on internal control over financial reporting contained in CryoLife’s Annual Report on Form 10-K for fiscal 2015, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in CryoLife’s Annual Report on Form 10-K for fiscal 2015 related to its audit of (i) CryoLife’s consolidated financial statements and (ii) the effectiveness of CryoLife’s internal controls over financial reporting. The Audit Committee continues to oversee CryoLife’s efforts related to its internal controls over financial reporting and management’s preparations for the evaluation in fiscal 2016.

The Audit Committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of CryoLife’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Ernst & Young LLP also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP that firm’s independence from management and CryoLife.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for its audit. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of its examination, its evaluation of CryoLife’s internal controls and the overall quality of CryoLife’s financial reporting.

Aggregate audit fees paid to Ernst & Young LLP for the year ended December 31, 2015, including audit-related fees paid in 2014 were $1,011,000. See Ratification of the Preliminary Approval of the Independent Registered Public Accounting Firm beginning on page 57 for further details. The Audit Committee determined that any payments made to Ernst & Young LLP for non-audit services for 2015 were consistent with maintaining Ernst & Young LLP’s independence. In accordance with its Audit Committee Charter, CryoLife’s Audit Committee, or pursuant to delegated authority, its Chair, pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, specified tax services and other services.

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In reliance on the reviews and discussions referred to above, the Audit Committee members did not become aware of any misstatement in the audited financial statements and recommended to the Board of Directors that the audited financial statements be included in CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission. The Audit Committee has preliminarily approved Ernst & Young LLP as CryoLife’s independent registered public accounting firm for fiscal 2016.

Audit Committee
HARVEY MORGAN, CHAIR THOMAS F. ACKERMAN DANIEL J. BEVEVINO

This foregoing audit committee report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

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CRYOLIFE, INC. | 2016 Proxy Statement

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

CryoLife seeks a non-binding vote from its stockholders to approve the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. This vote is commonly referred to as a “Say on Pay” vote because it gives stockholders a direct opportunity to express their approval or disapproval to the Company regarding its pay practices.

As discussed in detail in the Compensation Discussion and Analysis that follows, our executive compensation programs are designed to attract, retain and motivate highly talented individuals who are committed to CryoLife’s vision and strategy. We strive to link executives’ pay to their performance and their advancement of CryoLife’s overall performance and business strategies, while also aligning the executives’ interests with those of stockholders and encouraging high-performing executives to remain with CryoLife over the course of their careers. We believe that the amount of compensation for our current named executive officers reflects extensive management experience, continued high performance and exceptional service to CryoLife and our stockholders.

We invite you to consider the details of our executive compensation program as disclosed more fully throughout this Proxy Statement. Regardless of the outcome of this “Say on Pay” vote, CryoLife welcomes input from its stockholders regarding executive compensation and other matters related to the Company’s success generally. We believe in a corporate governance structure that is responsive to stockholder concerns and we view this vote as a meaningful opportunity to gauge stockholder approval of our executive compensation policies. Given the information provided in this Proxy Statement, the Board of Directors asks you to approve the following advisory resolution:

“Resolved, that CryoLife’s stockholders approve, on an advisory basis, the compensation paid to CryoLife’s named executive officers, as disclosed in this Proxy Statement.”

Required Vote

The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome. As previously disclosed and approved by the stockholders, the Board of Directors intends to submit a say on pay proposal annually until the next required vote on the frequency of say on pay votes, currently expected to take place at the Company’s 2017 Annual Meeting.

The Board of Directors' Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO CRYOLIFE’S NAMED EXECUTIVE OFFICERS

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the principles, objectives and features of our executive compensation program as applied to our Chief Executive Officer and the other executive officers included in the Summary Compensation Table of this Proxy Statement (collectively, our “named executive officers”). For 2015, our named executive officers were:

•	J. Patrick Mackin	President and Chief Executive Officer; Chairman of the Board of Directors effective April 9, 2015

•	D. Ashley Lee	Executive Vice President, Chief Operating Officer and Chief Financial Officer

•	Scott B. Capps	Vice President, Clinical Research

•	David C. Gale	Vice President, Research & Development

•	Jean F. Holloway	Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

•	David P. Lang	Senior Vice President, International Sales & Marketing, until his separation from the Company effective September 8, 2015

EXECUTIVE SUMMARY

The Compensation Committee, referred to herein as the “Committee,” generally considers and approves executive compensation at its February meeting. These compensation decisions take into account a variety of information and analyses, including prior-year Company and individual executive performance, current-year performance expectations, any changes in roles and responsibilities and competitive market data provided by the Committee’s independent compensation consultant and by management.

2015 Say on Pay Vote and Program Decisions

At CryoLife’s Annual Meeting of stockholders on May 20, 2015, over 98% of the stockholder votes cast were in favor of our named executive officers’ 2015 compensation. This advisory vote indicated strong support for the executive compensation program.

The Committee considered these 2015 advisory vote results as it evaluated its compensation policies and made compensation decisions subsequent to last year’s Annual Meeting. Based in part on this consideration, together with the individual executives’ and the Company’s actual and expected performance, as well as competitive market data provided by the Committee’s independent compensation consultant and by management, and after also considering recommendations from its consultant and management, the Committee did not make significant changes to its executive compensation policies during 2015. We note that the Committee worked within the parameters of the CryoLife, Inc. Equity and Cash Incentive Plan when making compensation decisions in February 2015, anticipating the stockholders approval of the Plan. The Plan was approved at the Annual Meeting on May 20, 2015. The following is a summary of the Committee’s significant 2015 executive compensation decisions.

•	Officers received 2015 base salary increases of either 0 or 3%, based on considerations such as personal performance, Company performance and market positioning.

•	The total value of officers’ long-term incentive award levels and the types of equity vehicles (stock options, restricted stock and performance stock units) remained approximately the same as for 2014, but for 2015, that value was allocated equally among the equity vehicles based on estimated grant date fair value (whereas in 2014, officers were awarded an equal number of options, shares and performance stock units).

•	The performance stock unit awards’ design was changed from being based solely on performance against an adjusted EBITDA metric to being based 80% on target adjusted EBITDA, 10% on target adjusted inventory levels and 10% on target accounts receivable – days sales outstanding.

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•	The Committee determined the compensation to be provided to:

o	Mr. Lang, in conjunction with his separation from the Company as Senior Vice President, International Sales & Marketing, and

o	Ms. Holloway, in conjunction with her hiring by the Company as Vice President, General Counsel and Corporate Secretary.

Pay-for-Performance Alignment

The Committee believes it has developed a compensation program that ensures that the interests of the Company’s executives are aligned with those of stockholders by rewarding corporate and individual performance at levels necessary to attain established business and individual performance goals. The key pay-for-performance aspects of the executive compensation program are described below:

•	50% or more of each named executive officer’s target total direct compensation is in the form of variable pay opportunities tied to individual and/or Company performance and/or to stockholder value creation.

•	Targets for short-term incentive opportunities are set at challenging levels designed to encourage business growth.

•	Short-term incentive opportunities are tied significantly to revenue and adjusted net income performance, as defined below, both of which emphasize factors over which management is expected to have control and which are intended to incentivize management to achieve Company performance that will further our strategic business plan and ultimately deliver value to our stockholders.

•	Long-term incentive opportunities are equity-based and include stock options, which only provide value to executives if the stock price increases beyond the grant date price, and performance stock units, which are earned if specified results for adjusted EBITDA, target adjusted inventory levels and target accounts receivable – days sales outstanding, as defined below, are attained; and

•	Named executive officers are subject to minimum stock ownership requirements to ensure a strong alignment between executives and stockholders and to encourage a long-term view of performance.

As described in this Proxy Statement, in 2015, the executive compensation program effectively delivered pay-for-performance, as follows:

•	Our 2015 adjusted revenue and adjusted net income results were 95.0% and 119.0%, respectively, of target performance, which resulted in annual bonus payouts of 60.1% and 140.0%, respectively, of target award levels under those components of the bonus program; and

•	Our 2015 adjusted EBITDA was 112.3% of target performance, our adjusted inventory levels were 89.0% of target (where our goal is to come in under target), and our accounts receivable – days sales outstanding were 108.2 % of target performance (where our goal is to come in under target), which resulted in shares earned under our performance stock units of 129.3% of the target award level.

Throughout this Proxy Statement, we refer to adjusted revenue, adjusted net income, adjusted EBITDA, adjusted inventory and accounts receivable – days sales outstanding. These are non-GAAP financial measures that reflect adjustments to similar measures reported under U.S. GAAP. Appendix A to this Proxy Statement provides certain required information regarding these non-GAAP measures, a reconciliation to our audited U.S. GAAP financial statement measures for 2015, as presented in our 2015 Form 10-K filed on February 16, 2016.

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ROLES AND RESPONSIBILTIES

Compensation Committee

The Committee determines and approves the compensation of CryoLife’s officers, including the named executive officers. The Committee is supported by the CEO, executive management and an independent compensation consultant, who attends Committee meetings when invited and provides input and information as requested by the Committee. The Committee regularly meets in executive session without the CEO or any members of management present. Except as otherwise noted, all 2015 compensation decisions were recommended by management or the independent compensation consultant and approved by the Committee. Our CEO does not make recommendations to the Compensation Committee or participate in Compensation Committee meetings regarding his own compensation.

Independent Compensation Consultant

The Committee has the authority to engage independent compensation consultants to assist with its responsibilities. With respect to general executive compensation decisions made during fiscal 2015 the Committee appointed Towers Watson & Co. (“Towers Watson”) as its independent consultant for general executive compensation matters. The compensation consultant reports directly to the Committee, is directed by the Committee and provides no other services to CryoLife. The consultant generally performs an annual review of officer and non-employee director compensation, analyzes the relationship between officer pay and Company performance, benchmarks officer and director compensation against such compensation provided by appropriate comparator companies and industry standards, informs the Committee of emerging practices and trends, assists with special projects at the request of the Committee and attends Committee meetings when invited.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Committee’s compensation philosophy is to provide competitive salaries and link the officers’ incentive compensation to the achievement of annual and long-term performance goals related to both personal and Company performance without encouraging excessive or inappropriate risk taking. Each primary component of compensation is intended to accomplish a specific objective, as summarized in the following chart:

Compensation Component	Primary Purpose	Form	Performance Linkage
Base Salary	Provide sufficiently competitive pay to attract and retain experienced and successful executives	Cash

Salary adjustments are based partially on individual executive performance and partially on other factors such as competitive market positioning and internal pay equity; in addition, Company performance may impact the decision of whether or not any salary adjustments should be made

Short-Term Incentive

Encourage and reward individual contributions and aggregate Company results with respect to meeting and exceeding short-term financial and operating goals, and incentivize executives to meet or exceed individual performance standards

		Cash	Short-term incentive payouts are 100% performance-based, with 40% tied to revenue, 40% tied to adjusted net income and 20% tied to individual executive performance
Long-Term Incentive

Encourage and reward long-term stockholder value creation, create and sustain a retention incentive and facilitate long-term stock ownership among our executive team to further align executive and stockholder interests

		Performance Stock Units Stock Options Restricted Stock	Performance stock units are not earned unless specific levels of Company performance are achieved during the relevant performance period; stock options deliver realizable value to executives only if the stock price increases beyond the grant date stock price; the realizable value of restricted stock awards is linked to CryoLife’s stock price after the grant date

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COMPENSATION MIX

The Committee approves the primary components of the executive compensation program and generally intends for it to provide more variable pay opportunities than fixed pay opportunities and to provide more long-term incentive opportunities than short-term incentive opportunities. These objectives result in a pay program that aligns pay and performance. The following chart summarizes the target pay mix for the named executive officers for fiscal 2015:

Compensation Component	Mackin	Lee	Capps	Gale	Holloway		Lang
Salary($)	600,000	376,000	291,500	254,400	302,000	(1)	276,000	(2)
Short-Term Incentive (Target)($)	360,000	225,600	116,600	101,760	120,800	(1)	110,400	(2)
Long-Term Incentive (Grant Date Fair Value)(3)($)	1,017,873	407,154	244,274	244,274	244,274	(4)	244,274
Target Total Direct Compensation($)	1,977,873	1,008,754	652,374	600,434	667,074	(4)	630,674
% Fixed(5)	30.3	37.3	44.7	42.4	45.3		43.8
% Variable(6)	69.7	62.7	55.3	57.6	54.7		56.2
% Short-Term Compensation(7)	48.5	59.6	62.6	59.3	63.3		61.3
% Long-Term Compensation(8)	51.5	40.4	37.4	40.7	36.6		38.7

(1)	Full-year salary and short-term incentive amounts shown for purposes of comparison. Actual salary and target short-term incentive amounts were pro-rated for the period of Ms. Holloway’s employment during 2015 ($226,500 and $91,039 respectively). Ms. Holloway received a new hire bonus, as well as a stock option grant and a performance-based restricted stock award upon her commencement of employment in April 2015.
(2)	Full-year salary and short-term incentive amounts shown for purposes of comparison. Actual salary and target short-term incentive amounts were pro-rated for the period of Mr. Lang’s employment during 2015 ($190,369 and $75,673 respectively).
(3)	Long-term Incentive (Grant Date Fair Value) is based on a grant date closing share price of $11.00 for both restricted stock and performance stock units, except for Ms. Holloway’s restricted stock and performance stock units, which were based on a grant date closing share price of $9.64. For the purpose of demonstrating the compensation mix, the grant used for Ms. Holloway was the same as her peers.
(4)	Ms. Holloway received a different number of shares at a different time than other officers based on her mid-year start date. These numbers represent what she would have received had she been an employee throughout 2015.
(5)	Salary as a percentage of Target Total Direct Compensation.
(6)	Short-Term Incentive plus Long-Term Incentive as a percentage of Target Total Direct Compensation.
(7)	Salary plus Short-Term Incentive as a percentage of Target Total Direct Compensation.
(8)	Long-Term Incentive as a percentage of Target Total Direct Compensation.

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COMPENSATION BENCHMARKING

As part of its decision-making process, the Committee requests and reviews relevant and credible benchmark data regarding executive compensation levels, Company performance and the relative relationship between executive pay and Company performance. However, the Committee views this data as one of many inputs in its decision-making process, which also includes other assessments of the Company’s performance, assessments of each executive’s performance, significant changes in roles and responsibilities, internal pay equity among executives and retention considerations.

Each year, the Committee reviews and considers an officer compensation study prepared by its independent compensation consultant, additional compensation survey data provided by management and internal equity information. The executive compensation study is generally completed in the fourth quarter of the year and is used to inform the Committee’s decisions regarding the subsequent year’s compensation. Accordingly, the relevant study and market information reviewed by the Committee with regard to 2015 officer compensation was prepared in October 2014 and presented to the Committee in the fourth quarter of 2014. We refer to this study, as updated in January 2015, as the “2014 Study.” As in prior years, the 2014 Study assessed both the competitiveness of pay levels and the alignment of pay with Company performance.

The Company’s 2015 compensation peer group, which is more particularly described below, had median revenues, based on the latest figures available at the time the 2014 Study was prepared, of $137 million and median market capitalization as of August 31, 2014, of $500 million. In addition to using officer pay information as disclosed by companies in the compensation peer group, the 2014 Study used survey data drawn from four compensation surveys of U.S. companies, including biotech and healthcare companies, with targeted revenues of $150 million, in order to approximate the Company’s annual revenue. With respect to all named executive officers included in the 2014 Study, the data in the study was an even blend of the 2015 peer group and the survey information. In each case, Towers Watson trended the compensation data forward to January 1, 2015 by a factor of 3.0%. We refer to the blended 2015 peer group and survey compensation data for all named executive officers as the “2015 Peer Group Information.”

The following peer companies were used for the 2014 Study:

Peer Company	FYE Revenue(1) ($)
Merit Medical Systems, Inc.	449
Angiodynamics, Inc.	351
Exactech, Inc.	237
Alphatec Holdings, Inc.	203
RTI Surgical, Inc.	198
Abiomed, Inc.	184
The Spectranetics Corp.	157
Cardiovascular Systems, Inc.	137
Endologix, Inc.	132
Atrion Corp.	132
Vascular Solutions, Inc.	109
AtriCure, Inc.	81
Anika Therapeutics, Inc.	75
LeMaitre Vascular, Inc.	64
Rockwell Medical, Inc,	52
Median	137
CryoLife Estimated Revenues	140

CryoLife’s annual revenue was positioned near the median of the peer group’s annual revenue, and the peer group included an equal number of companies that were larger and smaller than CryoLife based on annual revenues.

The Committee believed that the pay practices of these companies provided a useful reference point for pay and performance comparisons at CryoLife.

(1)	Latest FYE revenue, in millions, at the time the peer group was developed.

The following survey sources were used in the 2014 Study:

•	Towers Watson CDB General Industry Executive Compensation Database
•	Towers Watson CSR Top Management Compensation Survey
•	Mercer General Industry Executive Compensation Study
•	Radford Global Life Sciences Survey

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Both the peer companies and survey sources were recommended by Towers Watson, the Committee’s independent compensation consultant at that time, and approved by the Committee. In approving the peer group, the Committee considered the fact that each company is (or was at the time) publicly-traded, operates in a similar industry, was similar in size, scope and complexity and is representative of our pool for executive talent. The Committee also concluded that each one was within a reasonable range of CryoLife’s historical, current and projected revenues. Nonetheless, the Committee reviews and considers changes to the peer group and survey sources in connection with each year’s study. This is done to ensure that the peer group and survey sources continue to reflect the most appropriate reference points for CryoLife.

2015 COMPENSATION COMPONENTS

The primary components of CryoLife’s executive compensation program are base salary, short-term incentives and long-term incentives. CryoLife also provides executives with tax-deferred savings opportunities, participation in Company-wide benefits programs and limited perquisites.

2015 Base Salary

The Committee generally reviews base salary levels each February as part of its overall review and approval of the executive compensation program. Based on its review in late 2014 and early 2015, the Committee determined it appropriate to increase some executive officers’ base salaries by 3% above 2014 levels.

Comparison of 2015 and 2014 Base Salaries
Executive	2015 ($)		2014 ($)		Increase (%)
Mackin	600,000		600,000		—
Lee	376,000		376,000		—
Capps	291,500		283,000		3
Gale	254,400		247,000		3
Holloway	302,000	(1)	—	(2)	—	(2)
Lang	276,000	(3)	268,000		3

(1)	Full-year salary shown for purposes of comparison. Actual salary was pro-rated for the period of Ms. Holloway’s employment during 2015 ($226,500).
(2)	Ms. Holloway was hired April 1, 2015; accordingly, there is no 2014 salary or percent increase data for her.
(3)	Full-year salary shown for purposes of comparison. Actual salary was pro-rated for the period of Mr. Lang’s employment during 2015 ($190,369), as proscribed in Potential Payments upon Termination or Change of Control – Employment, Separation and Release and Change of Control Agreements – Separation and Release Agreement with David P. Lang beginning at page 45.

Analysis

The 2014 Study of peer group base salaries found our executive salaries to be within a competitive range of 90-110% of the median of their peer group. Based on input from management and in consultation with Towers Watson, the Committee approved merit increases for 2015 for only certain officers, basing such approvals on cost of living and individual performance considerations, as well as a recognition that the Company’s 2014 business performance did not meet plan in a number of respects.

2015 Short-Term Incentives

The Committee approved the 2015 short-term incentive program (the “2015 Annual Plan”) in February 2015. The 2015 Annual Plan provides for the same performance measures (adjusted for projected changes in 2015 levels of revenue and adjusted net income), same design, and same target incentive opportunity as the 2014 program.

In March 2015, the Committee approved a plan that we refer to as our “Umbrella Plan” for the primary purpose of ensuring tax deductible treatment for the Company for awards made to certain key executives, including each of our named executive officers, under the 2015 Annual Plan. The 2015 Annual Plan operates within the Umbrella Plan so that certain compensation to our named executive officers and other participants in our Umbrella Plan may qualify as “performance-based compensation” and therefore be tax deductible under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

The Umbrella Plan establishes a threshold performance requirement that the Company must meet in order for the participants to earn a bonus under the 2015 Annual Plan. For fiscal 2015, the Company needed to achieve adjusted net

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income of at least $8,554,000 in order for awards to be made under the Umbrella Plan. If the threshold performance requirement is met, each participant may be eligible under the plan to receive up to 140% of his or her target bonus under the 2015 Annual Plan. The Committee has discretion to reduce any amounts earned under the Umbrella Plan. Accordingly, after the end of the fiscal year, the Committee may adjust any amounts earned under the Umbrella Plan downward to the amounts earned under the 2015 Annual Plan, in an effort to make the entire amount paid to each of our named executive officers under the 2015 Annual Plan performance-based compensation deductible under Section 162(m).

2015 Performance Goals
Performance Measure	Weight (%)	Threshold ($)	Target ($)	Maximum ($)
Revenue	40	148,885,000	153,563,000	161,241,000
Adjusted Net Income	40	14,542,000	17,108,000	19,674,000
Individual Goals	20	|————Performance Rating ————|

See Appendix A to this Proxy Statement for further details regarding the adjusted revenue and adjusted net income performance measure and the reconciliation of that measure to net income as reported for purposes of U.S. GAAP.

Analysis

Upon review and consideration, the Committee believed that the performance measures of revenue and adjusted net income used in the 2015 short-term incentive program would motivate management to achieve increases in 2015 revenues, net income and operating cash flow goals, as well as to drive personal performance and provide appropriate incentives to satisfy employee retention goals As a result, the Committee approved the revenue and adjusted net income measures (as adjusted for 2015 forecast results) that it used with respect to 2014 for use in the 2015 Annual Plan.

The Committee believed that 2015 revenue and adjusted net income threshold and target performance levels were challenging, but expected them to be achieved. The 2015 revenue and adjusted net income targets are within the range of 2015 product and service revenue guidance previously publicly announced by CryoLife.

For 2015, the performance measures and weights for the short-term incentive program remained the same as in 2014, with a 100% payout for performance at target levels and the following additional primary features:

•	Revenues:
o	Under Threshold – less than 95% of target performance (0% payout)
o	Threshold – 95% of target performance (60% payout)
o	Maximum – 105% of target performance (140% payout)
o	Over Maximum – more than 105% of target performance (140% payout)

•	Adjusted net income:
o	Under Threshold – less than 85% of target performance (0% payout)
o	Threshold – 85% of target performance (60% payout)
o	Maximum – 115% of target performance (140% payout)
o	Over Maximum – more than 115% of target performance (140% payout)

•	Individual performance component that comprises 20% of the total award opportunity; earned based on performance rating.

The performance ranges are narrow, relative to the payout ranges, in order to focus executives on achieving business performance goals in a manner consistent with business plans and communicated guidance.

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Analysis – Program Design

In arriving at its decision to approve the 2015 short-term incentive program design, measures and goals, the Committee took into consideration the following factors and analyses:

•	A general satisfaction with the core plan design and its pay-for-performance orientation;
•	A belief that revenue and adjusted net income are key to incentivizing management to achieve Company performance that will further the Company’s strategic business plan and ultimately deliver value to stockholders, without encouraging excessive risk taking;
•	The plan’s similarity to the short-term incentive plan designs of peer companies;
•	CryoLife’s 2014 performance, and whether any performance improvements were required to achieve the 2015 goals; and
•	Recent historical payout levels that the Committee believed indicated that performance goals over the last few years had been set at reasonably challenging, but attainable levels.

The Committee sets short-term incentive opportunities, in conjunction with a review of base salaries, as part of executives’ overall “target total cash compensation.” The Committee decided to carry forward for 2015 the design of the 2014 short-term incentive program, as it believed that the performance measures of revenue and adjusted net income used in the 2014 program would continue to motivate management to achieve increases in those metrics. The Committee also believed that these goals would drive the personal performance of the named executive officers and provide appropriate incentives to satisfy employee retention goals.

With respect to adjusted net income, the Committee chose to exclude certain items over which it believed that management has insufficient control or could distort underlying operating performance of the Company.

The Committee discussed management’s recommended 2015 performance targets and payout opportunities with its independent compensation consultant and with management and determined that the recommended program design, targets and payout opportunities were consistent with its desire to ensure that no short-term incentives would be paid unless challenging performance was achieved and then only at levels commensurate with such performance. The Committee believed that the 2015 short-term incentive program target percentages provided each officer with an appropriate incentive potential given his or her position with and importance to CryoLife, and that they were appropriately sized based on the 2015 Peer Group Information and the internal pay equity information reviewed by the Committee.

Analysis – Plan Payout

The 2015 short-term incentive payouts in early 2016 were based on actual financial performance results of CryoLife relative to the pre-determined goals and on the individual performance results of each executive officer with respect to the individual performance component. Individual performance bonuses for each named executive officer other than that for the CEO were based on reviews conducted by the CEO of individual performance relative to individual goals. Mr. Mackin’s 2015 individual performance bonus reflected a joint review of his 2015 performance by the Compensation Committee and Corporate Governance Committee. The committees determined that Mr. Mackin’s individual performance met or exceeded the committees’ expectations.

The following tables show the performance results for 2015 and the actual amount of short-term incentive paid to each named executive officer:

2015 Annual Incentive Program Actual vs. Target Performance
Performance Measure	Weight (%)	Actual Performance ($)	Target Performance ($)	Performance % of Target (%)		Payout % of Target (%)
Revenue	40	145,898,000	153,563,000	95.0		60.1
Adjusted Net Income	40	20,366,000	17,108,000	115.0	(1)	140.0
Individual Goals	20	Executive-specific	Executive-specific	0 or 100		0 or 100

(1)	Performance percentage of Target was 119%, but 115% is the maximum payout.

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2015 Annual Incentive Program Actual(1) vs. Target Payout
Executive	Actual Payout ($)		Target Payout ($)	Payout % of Target (%)
Mackin	360,099		360,000	100
Lee	225,662		225,600	100
Capps	104,972		116,600	90
Gale	101,788		101,760	100
Holloway	91,039	(2)	91,014	100
Lang	75,637	(2)	75,616	100

(1)	All of the currently employed named executive officers received personal performance bonuses based on their individual performance for 2015. Mr. Lang’s personal performance bonus was paid in accordance with the terms of his separation and release agreement. For more information, see this Proxy Statement at page 45, Potential Payments upon Termination or Change of Control – Employment, Separation and Release and Change of Control Agreements – Separation and Release Agreement with David P. Lang.
(2)	Ms. Holloway’s and Mr. Lang’s actual and target payout amounts reflect a pro-rated portion of their respective annual incentive opportunities based on their periods of employment during 2015.

These tables demonstrate how the short-term incentive program design effectively aligned performance and compensation, as the Company’s below-target performance with respect to the revenue and above-target performance with respect to adjusted net income yielded payouts at only 60.1% and 140%, respectively.

2015 Long-Term Incentives

Based on input from management and in consultation with Towers Watson, the Committee considered the long-term incentive program and determined to change the design of the 2015 program to have the mix of equity awards be based on an equal allocation of value, rather than a fixed number of options/stock/units, among stock options, restricted stock and performance stock units, with approximately one-third of the value being granted allocated to each type of award. The Committee allocates and values performance stock units at their target numbers.

The Committee determined that the estimated grant date fair value of the awards to officers in 2015 should remain approximately the same as was granted in 2014. In order to determine the number of options, shares of restricted stock and target performance shares to be used to deliver such grant date fair value, the Committee directed management to determine the numbers of shares of restricted stock and target performance stock units using the closing share price of the Company’s stock as of market close on February 18, 2015, and to also determine the number of stock options using the estimated fair value of the options as of the same date. The numbers of options, shares, and target performance stock units, determined using the February 18, 2015 share price and option value, were granted on February 19, 2015. For 2015, the performance stock units are subject to three performance measures: adjusted EBITDA, target adjusted inventory levels and target accounts receivable - days sales outstanding (“DSO”), as further described under Analysis, below. See Appendix A for further details regarding the adjusted EBITDA, adjusted inventory and accounts receivable - DSO performance measures and the reconciliation of those measures to the appropriate figures as reported under U.S. GAAP.

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The following table provides the 2015 equity awards to the named executive officers, as approved by the Committee:

	2015 Annual Equity Grant Level
Executive	Perf. Stock Units(1) (#)	Stock Options(2) (#)	Restricted Stock(3) (#)	Total (#)
Mackin	30,832	85,105	30,832	146.769
Lee	12,333	34,042	12,333	58,708
Capps	7,399	20,425	7,399	35,223
Gale	7,399	20,425	7,399	35,223
Holloway(4)	7,252	20,307	7,252	34,811
Lang(5)	7,399	20,425	7,399	35,223

(1)	Reflects the target performance stock unit award level. The actual number of shares earned under the performance stock units was based on adjusted EBITDA, target adjusted inventory levels and target accounts receivable – days sales outstanding (80%, 10% and 10% weightings, respectively). Actual earned shares vest(ed) 50% on the first anniversary of the award date, 25% on the second anniversary and 25% on the third anniversary, except for Ms. Holloway as her 2015 performance stock units were granted after her start date and the vesting schedule was abbreviated to correspond to the vest dates of the 2015 performance stock units awarded to other named executive officers
(2)	Stock options vest 1/3 per year beginning on the first anniversary of the grant date.
(3)	Restricted stock cliff vests on the third anniversary of the grant date.
(4)	Note that Ms. Holloway joined the Company in April 2015. Therefore, her 2015 Annual Equity Grant Level reflects her prorated period of employment.
(5)	Note that Mr. Lang separated from the Company mid-year, so while this chart accurately reflects awards he was granted, it does not intend to reflect equity that vested.

Analysis

In approving the 2015 equity award levels, the Committee considered the following primary factors:

•	The Committee’s intention to grant in 2015 approximately the same long-term incentive value as in 2014;

•	The desire to have an even mix of value among stock options, restricted stock and performance stock units;

•	The objective of achieving performance and retention incentives through the use of annual equity grants, especially given CryoLife’s stock price volatility;

•	The availability of shares under CryoLife’s various stockholder-approved equity plans; and,

•	The Company’s share price and its effect on the value of equity awards if grants were to continue to be made based on a number of shares, as opposed to a predetermined value.

The Committee determined vesting schedules in consultation with Towers Watson and believes that such vesting provides the appropriate long-term incentive for executives’ continued employment. The Committee believes that adjusted EBITDA is generally a reasonable proxy for CryoLife’s performance, but allows for adjustments to eliminate items that might provide improper incentives and items over which management has little or no control. This led the Committee to develop the 80/10/10 split among adjusted EBITDA/adjusted inventory levels/accounts receivable – days sales outstanding (“DSO”). The Committee believes that the adjusted EBITDA, adjusted inventory and accounts receivable - DSO threshold and target performance levels are challenging, but expects them to be achieved. The 2015 adjusted EBITDA calculation methodology is consistent with the methodology used in 2014, and based on management’s expectations, the target performance level is consistent with the range of 2015 earnings per share guidance previously publicly announced by CryoLife. See Appendix A for further details regarding the adjusted EBITDA, adjusted inventory and accounts receivable - DSO performance measures and the reconciliation of those measures to the relevant U.S. GAAP measures.

Analysis – PSUs Earned

In arriving at its decision in February 2016 to certify the Company’s adjusted EBITDA, adjusted inventory and accounts receivable – DSO performance with respect to the 2015 performance stock units, the Committee took into consideration the Company’s actual performance results relative to the pre-determined performance goals. The following table presents the target, threshold and maximum adjusted EBITDA, adjusted inventory and accounts receivable - DSO performance levels associated with target, threshold, and maximum award opportunities under the 2015 performance stock unit grants. The table also provides the actual performance level for 2015, as certified by the Committee, together with the associated levels of shares that were earned.

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2015 Performance Stock Units

Actual vs. Target/Threshold/Maximum Performance

Performance Measure	Target Performance	Threshold Performance	Maximum Performance		Actual Performance	Performance (% of Target)	Payout (% of Target)
Adjusted EBITDA	$23,349,000	$19,850,000		$26,851,000	$26,229,000	112.3	136.7
Adjusted Inventory	$15,500,000	$17,900,000	<$	15,000,000	$13,800,000	89.0	120
Accounts Receivable - DSO	50 days	58 days		<48 days	54.08 days	108.2%	80

Each portion of the performance stock unit is earned ratably, in tiers based on tiered satisfaction of the performance metric, as set forth in the table below. The Committee adopted this tiered/ratable approach to address the variability and volatility inherent in some of the adjusted EBITDA inputs, and expanded it to include the additional two metrics.

EBITDA (80% of shares)		Inventory (10% of shares)		Accounts Receivable – DSO (10% of shares)
Performance Tier (% of Target)	Payout (% of Target)	(Inv. in $m) Performance Tier	Payout (% of Target)	(AR-DSO) Performance Tier	Payout (% of Target)
<85.0	0	>$17.9m	0	>58.0	0
85.0 – 89.9	60	$17.0m – 17.9m	60	55.1 - 58.0	60
90.0 – 94.9	80	$16m – 16.9m	80	52.1 - 55.0	80
95.0 – 106.9	100	$15m – 15.9m	100	48.0 - 52.0	100
107.0 – 115.0	110-150(1)	<$15.0m	120	<48.0	120
>115.0	150

(1)	For EBITDA Performance Tier 107.0 - 115.0, the Payout Percent of Target is determined by this formula: actual adjusted EBITDA divided by target adjusted EBITDA ($23,349,000); minus 1.069; times 5; plus 1.10; times the target number of shares up to a maximum of 150% Target Payout.

Pursuant to the terms of the performance stock unit grants, 50% of the shares earned vested on February 19, 2016, 25% of the shares will vest on February 19, 2017, and the remaining 25% of the shares will vest on February 19, 2018, assuming the executive continues to be employed by the Company on those dates. See Appendix A for further details regarding the adjusted EBITDA performance measure and the reconciliation of that measure to net income as reported for purposes of U.S. GAAP.

Target Total Direct Compensation

The Committee believed that the blend of stock options, restricted stock and performance stock units appropriately balanced the performance, stockholder alignment and retention objectives of CryoLife’s long-term incentive program. The use of multiple award types is a prevalent practice among industry peers, and the use of performance stock units creates an even stronger alignment between pay and performance. In addition, the annual grant frequency results in more continuous performance and retention strength by reflecting changes in the stock price year over year.

The Committee used a value-based approach to determine the size of 2015 equity grants, as it felt this approach enabled them to provide compensation that more accurately matched their intended value. The Committee determined vesting schedules for the 2015 equity awards in consultation with Towers Watson and believes that they provided the appropriate long-term incentive for continued employment with the Company.

In determining the individual components of the officers 2015 compensation (i.e., salary, target short-term incentive and long-term incentive), the Committee evaluated the resulting target total direct compensation against market benchmarks, as follows below, taking into account the Committee’s desire to have target total direct compensation generally within a competitive range of the Company’s peer group median. The following table summarizes the named executive officers’ 2015 target total direct compensation; the positioning of that compensation relative to the peer group median; and the primary rationale for approving each named executive officer’s compensation at the level shown:

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2015 Target Total Direct Compensation Compared to Peer Median
Executive	2015 Target Total Direct Compensation Opportunity(1) ($)		Peer Median(2) ($)		CRY vs. Median (%)	Primary Rationale(3)
Mackin	1,977,873		1,850,000		107	Within a competitive range of the 50th percentile
Lee	1,008,754		910,000		111	Near a competitive range of the 50th percentile
Capps	652,374		625,000		104	Within a competitive range of the 50th percentile
Gale	600,434		445,000		135	Above the 75th percentile
Holloway	667,074	(4)	615,000	(5)	108	Within a competitive range of the 50th percentile
Lang	630,674		555,000		114	Near a competitive range of the 50th percentile

(1)	Equity grant value based on a grant date closing stock price of $11.00 for restricted stock and performance stock units, except for Ms. Holloway’s restricted stock and performance stock units which were based on a grant date closing share price of $9.64, and a grant date Black-Scholes Option Value of $3.45. Performance stock units are included at target award levels/values.
(2)	Based on data provided by Towers Watson (the 2014 Study).
(3)	Competitive range for total direct compensation recommended by Towers Watson and agreed to by the Compensation Committee as 90-110% of the peer group 50th percentile.
(4)	Note that Ms. Holloway joined the Company in April 2015. Therefore, her 2015 Target Total Direct Compensation opportunity reflects her prorated period of employment.
(5)	Ms. Holloway was not employed by CryoLife at the time of the 2014 Study. It was conducted for the vacant General Counsel position.

Equity and Cash Incentive Plan

In May 2015, the stockholders approved certain amendments to the Second Amended and Restated 2009 Stock Incentive Plan (the “Stock Incentive Plan”), to be renamed the CryoLife, Inc. Equity and Cash Incentive Plan (the “Equity and Cash Plan”), based on management’s recommendation and in consultation with Towers Watson. The Equity and Cash Plan includes new provisions for cash-based incentive payments that are intended to comply with the requirements to be “qualified performance-based compensation,” and ensure the tax deductibility of such payments to certain named executive officers, under Section 162(m) of the Internal Revenue Code.

2015 Deferred Compensation

The CryoLife, Inc. Executive Deferred Compensation Plan allows certain key employees of CryoLife, including the named executive officers, to defer receipt of some or all of their salaries, commissions and/or the cash portion of any bonus awarded pursuant to the short-term executive incentive plan. The plan’s administrative committee, subject to ratification and approval of the Committee, establishes the maximum and minimum percentages of bonus awards that plan participants may defer in each plan year. These percentages were from zero to 75% for base salary, commissions and the annual cash bonus for 2015. Plan participants may establish their respective deferral amounts for their base salaries and commissions prior to the beginning of each calendar year, and prior to July for their short-term incentive compensation for that year, which is calculated and paid after the completion of the plan year.

The plan provides for tax-deferred growth of deferred compensation and, pursuant to the terms of the plan, CryoLife agrees to distribute to participants the deferred amounts, credited/debited with hypothetical gains and/or losses linked to the performance of investment options selected by participants from among the non-proprietary investment options available under the plan. The plan does not have investment options that provide for above-market or preferential earnings. Distribution of all deferred compensation, including any gains or losses, occurs upon death, disability, retirement or termination. Plan participants may elect to receive the distribution in a lump sum or in annual installments of up to 15 years, or via a combination thereof upon death, disability or retirement. Also, a plan participant may elect to receive distributions while still employed by CryoLife if at least two years have elapsed from the plan year in which the deferred amounts would have otherwise been paid to the plan participant if not for the deferral. Distributions made while the plan participant is still employed by CryoLife and distributions made pursuant to termination will be paid in a lump sum to the plan participant. Hardship withdrawals during any plan year may be made upon the occurrence of an unforeseeable emergency for a particular plan participant or if a plan participant receives a hardship distribution under CryoLife’s 401(k) plan. All deferred amounts and deemed earnings thereon are fully vested at all times. CryoLife has no current plans to match any contributions of any executive officer.

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2015 Perquisites

It is CryoLife’s policy not to provide perquisites to its officers without prior approval of the Committee. To the extent that perquisites are incidental to a business-related expense, such as personal use of a business club, the named executive officers are generally required to reimburse CryoLife for any incremental cost of such personal benefit. Other than these incidental personal benefits, none of our named executive officers receive any perquisites that are not also provided on a non-discriminatory basis to all full-time employees, except for Mr. Mackin, whose compensation is discussed at Employment, Separation and Change of Control Agreements below, and except for supplemental disability insurance and airline club memberships provided to certain of the named executive officers. In keeping with CryoLife’s practice with respect to all full-time employees, executive officers are also eligible to receive certain one-time benefits upon achieving employment milestones, including receiving $5,000 towards a vacation and two weeks of additional paid vacation upon reaching 15 years of service with CryoLife, $10,000 towards a vacation and two weeks of additional paid vacation upon reaching 20 years of service with CryoLife, and two weeks of additional paid vacation upon reaching 25 years of service with CryoLife.

EMPLOYMENT, SEPARATION AND RELEASE AND CHANGE OF CONTROL AGREEMENTS

Employment Agreement with J. Patrick Mackin

CryoLife and Mr. Mackin entered into an employment agreement (the “Mackin Agreement”) dated July 7, 2014 that became effective September 2, 2014. The Mackin Agreement addresses Mr. Mackin’s role and responsibilities as our President and Chief Executive Officer, and his rights to compensation and benefits during active employment and termination benefits. See Grants of Plan-Based Awards – Employment Agreement with J. Patrick Mackin at page 40 for details regarding terms of the Mackin Agreement.

Employment Agreement with Jean F. Holloway

In February 2015 the Board of Directors appointed Ms. Jean F. Holloway as Vice President, General Counsel and Corporate Secretary and the Company and Ms. Holloway entered into an employment agreement (the “Holloway Agreement”), that became effective on April 1, 2015.

The Holloway Agreement addresses Ms. Holloway’s role and responsibilities, her rights to compensation and benefits during active employment, the treatment of various termination scenarios (see Potential Payments Upon Termination or Change of Control – Employment, Separation and Release and Change of Control Agreements – Change of Control Agreements with Other Named Executive Officers beginning on page 46), and various post-employment prohibitions regarding competing with the Company, soliciting its employees and customers and disclosing its confidential information. In connection with her commencement of employment, the Holloway Agreement provides that Ms. Holloway will be eligible for a target bonus of 40% of base salary, pro-rated for 2015 and a lump sum signing bonus of $50,000. In addition, the Holloway Agreement provided for a stock option grant of 7,000 shares of Company common stock, vesting over three years, and an award of 7,000 shares of Company restricted shares, which will cliff vest three years following the vest date.

The Committee believed Ms. Holloway’s compensation, including her base salary and incentive compensation, was necessary and appropriate to attract a candidate with her experience and qualifications. The Committee authorized a signing bonus it believed facilitated her acceptance of CryoLife’s employment offer.

Separation and Release Agreement with David P. Lang

David P. Lang, the Company’s former Senior Vice President, International Sales & Marketing, separated from employment with the Company effective September 8, 2015, and he and the Company entered into a Separation and Release Agreement (the “Lang Agreement”) that became effective on October 13, 2015.

The Lang Agreement provides that Mr. Lang has received or will receive payments that are described at Potential Payments Upon Termination or Change of Control – Employment, Separation and Release and Change of Control Agreements – Separation and Release Agreement with David P. Lang beginning on page 45.

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Analysis

The Committee believes that it is appropriate to provide separation benefits under certain circumstances. Separation benefits are often appropriate for executive-level employees, in particular, as it may take them a significant period of time to identify and transition to another executive-level role outside the Company. Continuation of salary and health and other benefits, as well as outplacement benefits, all assist with these transitions. In addition, a meaningful level of separation benefits is often required to obtain a release of claims and often valuable continued cooperation, non-compete, non-solicitation and non-disparagement covenants from the departing employee. The Committee determined that for these reasons, and in recognition of Mr. Lang’s service to the Company, the separation benefits noted above were appropriate.

Change of Control Agreements with Other Named Executive Officers

CryoLife has entered into change of control agreements with each of the named executive officers other than Mr. Mackin (whose change of control arrangements are set forth in his employment agreement). The material terms of those agreements are described in Potential Payments upon Termination or Change of Control – Employment, Separation and Release and Change of Control Agreements – Change of Control Agreements with Other Named Executive Officers beginning on page 46. As described in Separation and Release Agreement with David P. Lang above, Mr. Lang’s change of control agreement was terminated by the Lang Agreement.

Analysis

It is the Committee’s intent that provisions in the change of control agreements regarding an executive’s termination in conjunction with a change of control, preserve executive morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change of control of CryoLife. In addition, these provisions align executive and stockholder interests by allowing executives to consider corporate transactions that are in the best interests of CryoLife’s stockholders and other constituents without undue concern over whether the transactions may jeopardize the executives’ own compensation. The Committee does not believe that the change of control agreements provide undue incentive for the executive officers to encourage a change of control. Finally, the provisions protect stockholder interests in the event of a change of control by helping increase the likelihood of management continuity through the time of the change of control, which could improve Company performance and help maintain and enhance stockholder value.

The change of control agreements are “double-trigger” agreements, as they require both a change of control and termination of employment to have occurred before CryoLife is required to make payments pursuant to the agreements. The Committee approved a larger termination payment under the agreement for Mr. Lee than for the other executive officers based upon his senior officer status and his relatively greater ability to influence decisions regarding whether or not a change of control transaction should be pursued.

ADDITIONAL POLICIES AND PRACTICES

Clawback Policy

The 2007 Executive Incentive Plan includes a clawback provision. This clawback allows CryoLife to recover bonus awards under the plan that were paid in the 12-month period prior to a significant financial statement restatement. The amounts may be recovered at the discretion of the Committee and subject to applicable laws if the award was made on the basis of CryoLife having met or exceeded specific performance targets for performance periods affected by the restatement. In such an event, the Committee may require participants to repay to CryoLife the difference between the bonus actually received by the participant and the amount of the recalculated bonus, using the restated financial results. Furthermore, Mr. Mackin’s employment agreement contains an additional requirement that he repay any portion of severance payments he has previously received from the Company if he fails to comply with certain post-employment protective covenants.

To the extent not addressed by the provisions above, the Committee continues to consider the appropriate structure for additional clawback provisions. These additional clawback provisions would, in specified instances, require executive officers to return to CryoLife incentive compensation paid if such compensation is based upon financial results that turn out to have been materially inaccurate when published. The Committee intends to adopt and disclose such a policy in compliance with and to the extent required by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010.

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Stock Ownership Guidelines

CryoLife maintains stock ownership guidelines for executives that have been recommended and approved by the Committee, along with the Corporate Governance Committee, and approved by the Board of Directors. The current stock ownership guidelines were adopted in November 2015 and require the following stock ownership requirements for the named executive officers:

a.            Section 16 Officers: Each Section 16 officer of the Company shall continuously hold a value of the Company’s common stock equal to the value of a multiple of that officer’s then current base pay at CryoLife. The multiples applicable to such officers are as follows:

i.	Chief Executive Officer & President: Four times base pay;
ii.	Executive Vice President and Senior Vice Presidents: Two times base pay; and
iii.	All other Section 16 officers: One times base pay.

b.            Retention requirements: Each Section 16 Officer who has not yet acquired ownership of the required value of common stock set forth above must retain at least 50% of the net number of shares acquired upon the exercise of any employee stock option or the vesting of any performance shares, restricted stock or restricted stock units (the net number of shares acquired shall be the number of shares remaining after shares are tendered, sold or netted to pay any applicable exercise price and withholding taxes).

c.           Waivers: The Chairs of the Committee and the Corporate Governance Committee shall have the authority to grant waivers from these stock ownership requirements in compelling circumstances such as undue hardship.

d.           Qualifying shares: For purposes of satisfying these stock ownership requirements, the following shall be included: shares owned directly or indirectly (1) through a stock purchase plan sponsored by the Company, (2) by the person’s spouse, (3) in a revocable trust of which the person or the person’s spouse is the trustee, (4) any other shares related to or underlying vested or unvested restricted stock, or (5) restricted stock units and vested performance share units (at actual, earned levels and only if and to the extent that any applicable performance criteria have been satisfied). It shall not include shares held through any other form of indirect beneficial ownership or shares underlying unexercised options or unvested performance share units.

These guidelines became effective for all currently employed named executive officers on November 17, 2015. As of April 12, 2016, all of the currently employed named executive officers were in compliance with the ownership levels set forth in the guidelines or, in the case of Mr. Mackin and Ms. Holloway, were on track to meet the new guidelines.

Anti-Hedging Policy

CryoLife executive officers are prohibited from trading in publicly traded options, puts, calls, straddles or similar derivative securities of CryoLife at any time, whether or not issued directly by CryoLife or by any exchange, and may not engage in put or call transactions involving CryoLife’s stock or purchase financial instruments designed to hedge or offset any decrease in the market value of CryoLife securities except for standard collars or prepaid forward transactions that have been pre-approved at least 90 days in advance by the independent Directors of the Board of Directors or a committee consisting solely of independent Directors of the Board of Directors or a committee consisting solely of independent Directors and that are disclosed to stockholders on a Form 4 or by other means acceptable to the SEC. Furthermore, executive officers are prohibited from effecting short sales of the Company’s securities at any time.

Equity Grants/Inside Information

The Committee generally adheres to a policy of not granting equity-based compensation awards at times when insiders are in possession of material, non-public information. In all other instances, if the Committee approves the grant of an option or equity award at a time when it is in possession of material, non-public information, it is the Committee’s general policy to delay the grant and pricing of the option and/or issuance of the equity award until a date after the public dissemination of all such material, non-public information.

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TAX IMPACT OF COMPENSATION DECISIONS

Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount of compensation, other than certain “performance-based” compensation, that CryoLife may deduct for federal income tax purposes in any given year with respect to the compensation of each of the chief executive officer and the three most highly-compensated executive officers employed by CryoLife at the end of the year (other than the chief financial officer). While the Committee considers the deductibility of awards as one factor in determining executive compensation, as noted above, the Committee also looks at other factors in making its decisions and retains the flexibility to grant awards it determines to be consistent with the Company’s goal for its executive compensation program even if the award is not deductible by the Company for tax purposes.

Section 409A

Since Section 409A of the Internal Revenue Code, which deals with deferred compensation arrangements, was enacted, the Committee’s policy has been to structure all executive compensation arrangements to comply, to the extent feasible, with the provisions of Section 409A so that the executives do not have to pay additional tax and CryoLife does not incur additional withholding obligations. The Committee intends to continue this practice and has amended all of the named executive officers’ currently outstanding employment agreements and/or change of control agreements in order to bring them into compliance with Section 409A.

FORWARD-LOOKING STATEMENTS

Statements made in this Proxy Statement that look forward in time or that express management's beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations. These statements include those regarding future plans and intentions of the Committee and/or Board of Directors related to compensation decisions, and expectations that certain performance targets for management will be attained. These future events may not occur as and when expected, if at all, and, together with the Company's business, are subject to various risks and uncertainties. Along with risks specific to our business, management’s ability to attain certain performance targets is subject to risks affecting the economy generally and other factors that are beyond our control. For additional risks impacting the Company’s business, see the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The Company does not undertake to update its forward-looking statements.

REPORT OF THE COMPENSATION COMMITTEE

The Committee reviewed and discussed the Compensation Discussion & Analysis with management. In reliance on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in CryoLife’s Annual Report on Form 10-K-A for the year ended December 31, 2015, and CryoLife’s 2016 Proxy Statement on Schedule 14A, for filing with the SEC.

Compensation Committee

RONALD C. ELKINS, M.D., CHAIR DANIEL J. BEVEVINO RONALD D. MCCALL

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CRYOLIFE, INC. | 2016 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to each of the named executive officers — Mr. Mackin who served as Chief Executive Officer; Mr. Lee, our Chief Financial Officer, Messrs. Capps and Gale and Ms. Holloway, who were the three most highly compensated of the other executive officers of CryoLife employed at the end of fiscal 2015; and Mr. Lang, who would have been one of the three most highly compensated officers had he continued to be employed by the Company at the end of fiscal 2015.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation(5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. Patrick Mackin,	2015	600,000	72,000	678,304	339, 569	288,099	—	74,034	2,052,006
Chairman, President and Chief Executive Officer(6)	2014	197,727	223,868	2,545,000	1,668,000	64,874	—	62,733	4,762,202

D. Ashley Lee	2015	376,000	45,120	271,326	135,828	180,542	—	19,862	1,028,678
Executive Vice	2014	376,000	45,120	332,340	67,997	122,634	—	18,497	962,588
President, Chief Operating Officer, and Chief Financial Officer	2013	365,000	43,800	200,337	42,332	147,714	—	18,224	817,407

Scott B. Capps	2015	291,500	11,660	162,778	81,496	93,312	—	5,257	646,003
Vice President,	2014	283,000	22,640	199,400	40,800	61,534	—	5,113	612,487
Clinical Research	2013	270,000	21,600	120,200	25,400	72,845	—	5,021	515,066

David C. Gale, Vice President, Research & Development(7)	2015	254,400	20,352	162,778	81,496	81,436	—	4,654	605,116

Jean F. Holloway, Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer(8)	2015	226,500	68,203	211,799	95,679	72,836	—	25,618	700,615

David P. Lang, Senior Vice President, International Sales & Marketing(9)	2015	190,369	15,123	162,778	81,496	60,514	—	328,472	838,752

(1)	Amounts represent the personal performance component of the annual award paid pursuant to the (1) 2015 Equity and Cash Incentive Plan, which was paid 100% in cash in February 2016, (2) 2014 short-term incentive program under the 2007 Executive Incentive Plan, which was paid 100% in cash in February 2015; and (3) 2013 short-term incentive program under the 2007 Executive Incentive Plan, which we paid 100% in cash in February 2014. Amounts also include additional signing bonuses or discretionary bonus paid during the applicable year. The 2015 amounts for Ms. Holloway include a signing bonus of $50,000, which was paid in April 2015 upon her commencement of employment with the Company.
(2)	Amount reflects the aggregate grant date fair value of restricted stock and performance stock unit awards as calculated in accordance with FASB ASC Topic 718. See Notes 1 and 16 of the Notes to Consolidated Financial Statements filed with CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2015 for assumptions we used in valuing these awards.

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(3)	Amount reflects the aggregate grant date fair value of stock option awards as calculated in accordance with FASB ASC Topic 718. See Notes 1 and 16 of the Notes to Consolidated Financial Statements filed with CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2015 for assumptions we used in valuing the stock option awards.
(4)	The 2015 amounts represent the revenue and adjusted net income performance components of the awards earned pursuant to the 2015 Equity and Cash Incentive Plan.
(5)	The amounts for fiscal 2015 include matching contributions under the Company’s 401(k) plan and disability insurance premiums for all named executive officers. Fiscal 2015 amounts also include (i) for Mr. Mackin, reimbursement of club dues, an $18,000 auto allowance and $44,370 in Company paid relocation expenses; (ii) for Ms. Holloway, reimbursement of club dues and $18,280 for Company paid relocation expenses; and (iii) for Mr. Lang, amounts payable under the Lang Agreement, including $276,000 in base salary severance, payable in a lump-sum on January 31, 2017, continued Company medical coverage of $13,847, outplacement services of $15,000 and payment of unused vacation of $12,739.
(6)	Mr. Mackin was not a named executive officer of the Company for fiscal year 2013.
(7)	Mr. Gale was not a named executive officer of the Company for fiscal year 2013 or 2014.
(8)	Ms. Holloway joined the Company as an executive officer April 1, 2015. Therefore, she was not a named executive officer of the Company for fiscal year 2013 or 2014.
(9)	Mr. Lang terminated employment with the Company on September 8, 2015. He was not a named executive officer of the Company for fiscal year 2013 or 2014.

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Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Market Price on Committee Action	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Options (#)(3)	Awards ($/Sh)	Date ($/Sh)	Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
J. Patrick Mackin	2/19/15	244,800	360,000	475,200
	2/19/15							30,832				339,152
	2/19/15								85,105	11.00	11.00	339,569
	2/19/15				18,499	30,832	44,398					339,152
D. Ashley Lee	2/19/15	153,408	225,600	297,792
	2/19/15							12,333				135,663
	2/19/15								34,042	11.00	11.00	135,828
	2/19/15				7,400	12,333	17,760					135,663
Scott B. Capps	2/19/15	79,288	116,600	153,912
	2/19/15							7,399				81,389
	2/19/15								20,425	11.00	11.00	81,496
	2/19/15				4,439	7,399	10,655					81,389
David C. Gale	2/19/15	69,197	101,760	134,323
	2/19/15							7,399				81,389
	2/19/15								20,425	11.00	11.00	81,496
	2/19/15				4,439	7,399	10,655					81,389
Jean F. Holloway	9/10/15	61,889	91,014	120,138
	9/10/15							7,252				69,909
	4/1/15							7,000				71,960
	9/10/15								20,307	9.64	9.64	70,059
	4/1/15								7,000	10.28	10.28	25,620
	9/10/15				4,351	7,252	10,443					69,909
David P. Lang	2/19/15	51,419	75,616	99,814
	2/19/15							7,399				81,389
	2/19/15								20,425	11.00	11.00	81,496
	2/19/15				4,439	7,399	10,655					81,389

(1)	These columns represent the awards granted under our 2015 short-term incentive program under the 2007 Executive Incentive Plan.
(2)	These columns represent awards of performance stock units pursuant to our Equity and Cash Plan. In regard to the restricted shares of common stock earned pursuant to this grant, 50% vested on the first anniversary of grant date, 25% will vest on the second anniversary of the grant, and 25% will vest on the third anniversary, except for Ms. Holloway as her 2015 performance stock units were granted after her start date and the vesting schedule was abbreviated to correspond to the vest dates of the 2015 performance stock units awarded to other NEOs.
(3)	This column represents awards of stock options pursuant to our Equity and Cash Plan. One-third of the shares became exercisable on the first anniversary of grant, and an additional one-third will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the third anniversary, assuming continuous employment. The exercise price of $11.00 per share is equal to the closing price of our common stock on the NYSE on the date of issuance, February 19, 2015, except for Ms. Holloway’s award which was based on the September 10, 2015 grant date closing share price of $9.64. The value of the options is based on an option value of $3.99, except for Ms. Holloway’s award which was based on an option value of $3.45. These options have a seven-year term.

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CRYOLIFE, INC. | 2016 Proxy Statement

Employment Agreement with J. Patrick Mackin

In July 2014 the Board of Directors appointed Mr. Mackin as President and CEO, and CryoLife and Mr. Mackin entered into an employment agreement (the “Mackin Agreement”). The Mackin Agreement has an initial term of three years following the effective date, extended by one day for each day beginning on the second anniversary of the effective date. The Mackin Agreement provides that commencing January 1, 2015, Mr. Mackin is entitled to participate in annual long-term incentive opportunities as determined by the Compensation Committee consistent with those provided to similarly situated CryoLife executive officers and in accordance with CryoLife’s plans and applicable award agreements. Benefits currently include participation in CryoLife’s plan-based awards with other CryoLife executives for performance stock units, stock options and restricted stock subject to continued employment and achievement of corporate/Board of Directors objectives set by the Committee.

The Mackin Agreement provides for a target cash bonus of 60% of base salary, a $200,000 signing bonus and new hire grants of options to purchase 400,000 shares of Company common stock and a performance share grant with respect to 250,000 shares of Company common stock, the performance metric thereto having been determined satisfied by the Committee as of December 31, 2015. In the event Mr. Mackin’s employment is terminated without cause or Mr. Mackin resigns for good reason, he is entitled to a cash severance payment of 1.5 times his base salary and annual cash bonus for the year of termination (or the prior year bonus if termination is prior to the date bonuses are awarded) paid in regular payroll installments over eighteen months plus continued Company medical coverage for the same period. If Mr. Mackin’s employment is terminated without cause, or Mr. Mackin resigns for good reason during the period beginning six months prior to and ending two years following a change of control of the Company, Mr. Mackin is entitled to receive a termination payment, in lieu of the severance described in the prior sentence, of 2.5 times his base salary and annual cash bonus for the year of termination (or the prior year bonus if termination is prior to the date bonuses are awarded), paid in a lump sum. The agreement also includes various post-employment prohibitions regarding competing with us, soliciting our employees and customers and disclosing our confidential information.

For purposes of the Mackin Agreement, “cause” generally means (i) an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of the executive’s employment, (ii) intentional damage of Company assets, (iii) intentional disclosure of Company confidential information contrary to the Company’s policies, (iv) material breach of the executive’s obligations under the agreement, (v) intentional engagement by the executive in any activity that would constitute a breach of his duty of loyalty or of his assigned duties, (vi) intentional breach by the executive of any Company policies or procedures, (vii) willful and continued failure by the executive to perform his assigned duties, other than as a result of incapacity due to physical or mental illness, (viii) executive is prevented from performing certain duties contemplated by the agreement by reason of an agreement with a prior employer or (ix) willful conduct by the executive that is demonstrably and materially injurious to the Company, monetarily or otherwise.

For purposes of the Mackin Agreement, “good reason” generally means (i) the assignment to the executive, without his consent, of any duties materially inconsistent with his position, authority, duties, or responsibilities, including changes in status, offices or titles and any change in the executive’s reporting requirements that would cause him to report to an officer who is junior in seniority to the officer to whom he previously reported, (ii) requiring executive to be based other than within 25 miles of Company headquarters as of the effective date or (iii) any other action that results in a material diminution in his position, authority, duties, responsibilities or aggregate base salary and cash bonus.

Termination payments under the Mackin Agreement are further quantified at Potential Payments Upon Termination or Change of Control – J. Patrick Mackin beginning on page 48.

Separation and Release Agreement with David P. Lang

See Potential Payments upon Termination or Change of Control – Employment, Separation and Release and Change of Control Agreements – Separation and Release Agreement with David P. Lang beginning on page 45 of this Proxy Statement for details regarding Mr. Lang’s separation and release agreement.

Change of Control Agreements with Other Named Executive Officers

CryoLife is not (and was not, with respect to Mr. Lang) party to agreements with Messrs. Lee, Capps or Gale or with Ms. Holloway that provide any guarantee of employment other than as at-will employees; however, CryoLife has entered into change of control agreements with each of them, other than Mr. Lang, whose agreement was terminated upon his separation from employment with the Company. The change of control agreements, generally, provide that the Company

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CRYOLIFE, INC. | 2016 Proxy Statement

will pay a severance payment if the officer is terminated by the Company without cause or terminates his or her own employment for good reason during a period extending from six months before to two years after a change of control of CryoLife. This is a “double-trigger” provision that requires not only a change of control of CryoLife but also a termination of employment. See Potential Payments upon Termination or Change of Control – Employment, Separation and Release and Change of Control Agreements – Change of Control Agreements with Other Named Executive Officers beginning on page 46 for further details regarding these agreements.

Plan-Based Awards

Equity Awards

Equity awards, including long-term performance awards, granted in fiscal 2015 to our named executive officers were subject to the terms of our Equity and Cash Plan.

Annual Performance-Based Bonus Program

The 2015 bonus program under the 2007 Executive Incentive Plan provided for bonuses based on a percentage of participants’ 2015 base salaries, varying among participants, based on three areas:

•	Revenues
•	Adjusted net income
•	Personal performance rating

All bonus criteria relate to Company and individual performance for the full 2015 fiscal year. See Compensation Discussion and Analysis beginning on page 21 for further details regarding the 2015 fiscal year plan and results.

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CRYOLIFE, INC. | 2016 Proxy Statement

Outstanding Equity Awards at December 31, 2015(*)

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
J. Patrick Mackin									250,000	(2)	2,695,500
	133,334	266,666	(1)	$10.18	9/2/2021
		85,105	(13)	$11.00	2/19/2022
						30,832	(12)	$332,369
						39,878	(16)	$429,880
D. Ashley Lee	20,700			$4.83	2/23/2016
	33,333			$7.01	2/22/2017
	63,333			$5.12	2/23/2018
	16,666			$5.67	2/18/2019
	11,111	5,555	(4)	$6.12	2/15/2020
	5,556	11,110	(5)	$9.97	2/26/2021
		34,042	(13)	$11.00	2/19/2022
						16,667	(7)	$179,670
						16,667	(8)	$179,670
						12,333	(12)	$132,950
						4,167	(11)	$44,915
						15,951	(16)	$171,955
						4,843	(10)	$52,208
Scott B. Capps	15,000			$4.83	2/23/2016
	16,667			$7.01	2/22/2017
	31,333			$5.12	2/23/2018
	8,332			$5.67	2/18/2019
	6,667	3,333	(4)	$6.12	2/15/2020
	3,334	6,666	(5)	$9.97	2/26/2021
		20,425	(13)	$11.00	2/19/2022
						10,000	(7)	$107,800
						10,000	(8)	$107,800
						7,399	(12)	$79,761
						2,500	(11)	$26,950
						9,570	(16)	$103,162
						2,905	(10)	$31,316
David C. Gale	3,000			$7.01	2/22/2017
	10,000			$5.67	2/18/2019
	6,667	3,333	(4)	$6.12	2/15/2020
	3,334	6,666	(5)	$9.97	2/26/2021
		20,425	(13)	$11.00	2/19/2022
						10,000	(7)	$107,800
						10,000	(8)	$107,800
						7,399	(12)	$79,761
						2,905	(10)	$31,316
						2,500	(11)	$26,950
						9,570	(16)	$103,162
Jean F. Holloway		20,307	(15)	$9.64	9/10/2022
		7,000	(14)	$10.28	4/1/2022
						7,000	(18)	$75,460
						7,252	(19)	$78,177
						9,380	(17)	$101,112
David P. Lang**	25,000			$6.11	10/1/2017
	6,666			$5.67	2/18/2019
	6,667			$6.12	2/15/2020
	3,334			$9.97	2/26/2021

*	All values in this table are based on the closing price of the Company’s common stock on the NYSE on December 31, 2015 of $10.78.
**	Effective as of September 8, 2015, in connection with Mr. Lang’s retirement and pursuant to the terms of his separation agreement, his outstanding unvested stock options, restricted stock awards and performance stock units were forfeited. In accordance with the applicable stock plans and stock option agreements, his outstanding stock options will expire as of the later of the respective option expiration dates noted above in column (f) or September 8, 2018, 36 months following the effective date of his separation from the Company.

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CRYOLIFE, INC. | 2016 Proxy Statement

	Type of Grant	Grant Date	Vesting Rate	Vesting Dates	Conditions
(1)	Service-based stock options	9/2/2014	33 1/3% per year	9/2/2015 9/2/2016 9/2/2017	Continued employment through vesting date required
(2)	Performance and service-based restricted stock	9/2/2014	100% cliff vesting	9/2/2017	Continued employment through vesting date required; also, we must achieve at least $20 million in adjusted EBITDA over any four consecutive calendar quarters prior to the vesting date
(4)	Service-based stock options	2/15/2013	33 1/3% per year	2/15/2014 2/15/2015 2/15/2016	Continued employment through vesting date required
(5)	Service-based stock options	2/26/2014	33 1/3% per year	2/26/2015 2/26/2016 2/26/2017	Continued employment through vesting date required
(7)	Service-based restricted stock	2/12/2013	100% cliff vesting	2/12/2016	Continued employment through vesting date required
(8)	Service-based restricted stock	2/26/2014	100% cliff vesting	2/26/2017	Continued employment through vesting date required
(10)	Performance stock units	2/12/2013	• 50% on first anniversary of grant date • 25% on second anniversary of grant date • 25% on third anniversary of grant date	2/12/2014 2/12/2015 2/12/2016

Number of shares earned based on adjusted EBITDA performance for fiscal 2013, which the Compensation Committee determined in February 2014 to be 116.2% of the target award. Number of shares shown reflects the number of shares remaining after the first vesting tranche on 2/12/2014.

Continued employment through vesting date required

(11)	Performance stock units	2/26/2014	• 50% on first anniversary of grant date • 25% on second anniversary of grant date • 25% on third anniversary of grant date	2/26/2015 2/26/2016 2/26/2017

Number of shares earned based on adjusted EBITDA performance for fiscal 2014, which the Compensation Committee determined in February 2015 to be 50% of the target award. Number of shares shown reflects the number of shares remaining after the first vesting tranche on 2/26/15.

Continued employment through vesting date required

(12)	Service-based restricted stock	2/19/2015	100% cliff vesting	2/19/2018	Continued employment through vesting date required
(13)	Service-based stock options	2/19/2015	33 1/3% per year	2/19/2016 2/19/2017 2/19/2018	Continued employment through vesting date required
(14)	Service-based stock options	4/1/2015	33 1/3% per year	4/1/2016 4/1/2017 4/1/2018	Continued employment through vesting date required
(15)	Service-based stock options	9/10/2015	33 1/3% per year	9/10/2016 9/10/2017 9/10/2018	Continued employment through vesting date required
(16)	Performance stock units	2/19/2015	• 50% on first anniversary of grant date • 25% on second anniversary of grant date • 25% on third anniversary of grant date	2/19/2016 2/19/2017 2/19/2018

Number of shares earned based on adjusted EBITDA performance for fiscal 2015, which the Compensation Committee determined in February 2016 to be 136.7% of the target award. Number of shares shown reflects the total number of shares earned, as none of the shares had vested as of 12/31/2015.

Continued employment through vesting date required

(17)	Performance stock units	9/10/2015

•  50% on 2/19/2016, first anniversary of grant date of units granted to other NEOs

•  25% on 2/19/2017, second anniversary of grant date of units granted to other NEOs

•  25% on 2/19/2018, third anniversary of grant date of units granted to other NEOs

2/19/2016 2/19/2017 2/19/2018

Number of shares earned based on adjusted EBITDA performance for fiscal 2015, which the Compensation Committee determined in February 2016 to be 136.7% of the target award. Number of shares shown reflects the total number of shares earned, as none of the shares had vested as of 12/31/2015.

Continued employment through vesting date required

(18)	Service-based restricted stock	4/1/2015	100% cliff vesting	4/1/2018	Continued employment through vesting date required
(19)	Service-based restricted stock	9/10/2015	100% cliff vesting	9/10/2018	Continued employment through vesting date required

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CRYOLIFE, INC. | 2016 Proxy Statement

Option Exercises and Stock Vested(1)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(3) ($)
(a)	(b)	(c)	(d)	(e)
J. Patrick Mackin	N/A	N/A	N/A	N/A
D. Ashley Lee	16,800	103,489	30,893	335,037
Scott B. Capps	N/A	N/A	16,345	177,480
David C. Gale	N/A	N/A	18,534	201,003
Jean F. Holloway	N/A	N/A	N/A	N/A
David P. Lang	N/A	N/A	14,158	153,978

(1)	This table provides information regarding stock option exercises and vesting of restricted stock and performance stock units during 2015.
(2)	Value Realized on Exercise is equal to the number of shares acquired multiplied by the difference between the exercise price and the share price on the NYSE at the time of exercise, as detailed in the following table, without regard to any proceeds that may have been received upon any sale of the underlying shares.
(3)	Value Realized on Vesting is equal to the number of shares acquired multiplied by the closing share price on the NYSE on the date of vesting, without regard to any proceeds that may have been received upon any sale of the underlying shares.

NONQUALIFIED DEFERRED COMPENSATION

The following table presents components of nonqualified deferred compensation under the Executive Deferred Compensation Plan for each named executive officer. For a description of the terms of the Executive Deferred Compensation Plan, see 2015 Deferred Compensation beginning on page 32.

Name	Executive Contributions in Fiscal 2015(1) ($)	Company Contributions in Fiscal 2015 ($)	Aggregate Earnings in Fiscal 2015(2) ($)	Aggregate Withdrawals and Distributions in Fiscal 2015 ($)	Aggregate Balance at December 31, 2015(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)
J. Patrick Mackin	-	-	-	-	-
D. Ashley Lee	76,877	-	(27,738)	-	516,246
Scott B. Capps	11,122	-	(59)	-	72,577
David C. Gale	46,868	-	(7,743)	-	193,797
Jean F. Holloway	50,000	-	(433)	-	49,567
David P. Lang	116,713	-	-	-	552,681

(1)	Contributions to the deferred compensation plan that relate to an executive’s deferrals from salary and/or annual short-term incentives are included in the amounts reflected in the “Salary,” “Bonus” and/or “Non-Equity Incentive Plan Compensation” columns, as applicable, of the Summary Compensation Table for fiscal 2015 on page 37.
(2)	A participant’s account under the Executive Deferred Compensation Plan is deemed to be invested in hypothetical investment options selected by the participant from among a menu of non-proprietary mutual funds. The account is credited/debited with gains and/or losses linked to the performance of those hypothetical investment options. The plan does not have investment options that provide for above-market or preferential earnings; accordingly, the amounts provided in this column are not included in column (h) of the Summary Compensation Table for fiscal 2015 on page 37.
(3)	Amounts shown include the executive’s contributions and associated hypothetical gains/losses during 2015, as well as deferrals of salary and annual incentives (together with associated hypothetical earnings) from prior years’ participation in the plan. The amounts shown in this column, with the exception of aggregate earnings, have been reported in the “Salary,” “Bonus” and/or “Non-Equity Incentive Plan Compensation” columns, as applicable, of the Summary Compensation Table of prior year Company Proxy Statements, if the individuals were listed as named executive officers in those prior year periods. The total year prior contributions to the Executive Deferred Compensation Plan are as noted in the table below:

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CRYOLIFE, INC. | 2016 Proxy Statement

Name	Amount Previously Reported ($)
J. Patrick Mackin	-
D. Ashley Lee	467,107
Scott B. Capps	61,514
David C. Gale	154,672
Jean F. Holloway	-
David P. Lang	435,968

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the named executive officers in the event of specified terminations of their employment or upon a change of control of CryoLife.

Employment, Separation and Release and Change of Control Agreements

Employment Agreement with J. Patrick Mackin

Pursuant to the Mackin Agreement, Mr. Mackin will receive certain compensation upon termination of his employment, other than termination for cause or voluntary termination without good reason.

Separation and Release Agreement with David P. Lang

On September 8, 2015, David P. Lang, the Company’s former Senior Vice President, International Sales & Marketing, and the Company entered into a Separation and Release Agreement (the “Lang Agreement”) that became effective on October 13, 2015. The Lang Agreement provides for the termination of Mr. Lang’s employment, effective September 8, 2015.

The Lang Agreement provided that Mr. Lang would receive the following payments and benefits:

•	A total gross amount of $276,000, which represents 12 months’ base salary, payable as a one-time sum, on January 31, 2017;

•	An additional lump sum in the amount of $13,847, which is an amount equivalent to 12 months of COBRA coverage, such amount to be paid the first day following the effective date;

•	Payment of Mr. Lang’s 2015 bonus, pro-rated based on the number of days that Mr. Lang was employed by the Company during 2015, with Mr. Lang deemed to have met or exceeded his personal performance goals for 2015;

•	Provide up to 12 months of outplacement services through an outplacement provider selected by Mr. Lang and approved by the Company, in an amount not to exceed $15,000; and,

•	The benefits that accrue to an employee upon retirement pursuant to the Company’s stock plans, including, without limitation, that his options granted pursuant to applicable option agreements shall remain exercisable, to the extent vested as of September 8, 2015, until the earlier of the end of the applicable option term or thirty-six months from September 8, 2015.

In return for the benefits described above, Mr. Lang agreed to release and forever discharge CryoLife and certain related parties, including present and former officers and Directors of the Company, from any and all claims and causes of action that Mr. Lang had or may have in the future that are based on acts or facts arising or occurring prior to the effective date of the Lang Agreement. Mr. Lang also agreed that he would (i) protect certain confidential information, proprietary information and trade secrets of CryoLife and, (ii) for a period of 24 months after the effective date of the agreement, (A) not solicit any customers or active prospects of CryoLife on behalf of a competing business with whom he had material contact and (B) not, within the State of Georgia, solicit or induce any employees of CryoLife to terminate their employment with CryoLife. For a twelve month period after the effective date of the Lang Agreement, Mr. Lang, upon reasonable request by

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CRYOLIFE, INC. | 2016 Proxy Statement

the Company, agreed to provide the Company with information and assistance up to four hours per week. The Lang Agreement also contains a mutual non-disparagement provision and provides that the Change of Control Agreement by and between Mr. Lang and CryoLife has been terminated.

Change of Control Agreements with Other Named Executive Officers

Messrs. Lee, Capps, Gale and Ms. Holloway do not have agreements that provide any guarantee of employment other than as at-will employees; however, CryoLife has entered into change of control agreements with each of them that provide that the Company will pay severance payments if they are terminated by the Company without cause or terminate their employment for good reason during a period extending from six months before to two years after a change of control of CryoLife. This is a “double trigger” provision that requires not only a change of control of CryoLife but also a termination of employment.

Terms of the Change of Control Agreements

•	The current term of the agreement for each Messrs. Lee, Capps and Gale and Ms. Holloway ends September 1, 2017. Each of these agreements will automatically renew at the end of the term and every three years thereafter, for an additional three-year term, unless CryoLife provides notice at least 30 days prior to the end of the then-current term that the agreement will not be extended.

•	The severance payment is an amount equal to a multiple of the sum of the executive’s base salary as of the date of termination and his or her bonus compensation for the year in which the termination of employment occurs, or if the bonus for that year has not yet been awarded, the most recently awarded bonus compensation. The multiple for Mr. Lee is two times base salary and bonus, and the multiple for Messrs. Capps and Gale and Ms. Holloway is one times base salary and bonus.

•	Change of control, as defined in the agreement, means a change in the ownership of CryoLife, a change in the effective control of CryoLife, or a change in the ownership of a substantial portion of the assets of CryoLife. Specifically, any of the following types of events would constitute a change of control under the agreements:

o	Any person, including a syndicate or group, acquires ownership of CryoLife stock that, taken together with CryoLife stock held by such person or group, constitutes more than 50% of the total voting power of the stock of CryoLife;

o	Any person, including a syndicate or group, acquires ownership of stock of CryoLife possessing 30% or more of the total voting power of CryoLife stock;

o	A majority of the members of CryoLife’s Board of Directors are replaced during any 12-month period by individuals whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of appointment or election; and,

o	Any person, including a syndicate or group, acquires assets from CryoLife that have a total gross fair market value equal to more than 40% of the total gross fair market value of all CryoLife assets immediately prior to such acquisition.

•	The agreements are not employment agreements, and each respective officer’s employment is “at will.”

We will not be required to make a severance payment in connection with the change of control agreements if we terminate an executive’s employment for cause, which means:

•	An intentional act of fraud, embezzlement, theft, or any other material violation of law that occurs during or in the course of the executive’s employment with CryoLife;

•	Intentional damage by the executive to CryoLife assets;

•	Intentional disclosure by the executive of CryoLife’s confidential information contrary to CryoLife policies;

•	Material breach of the executive’s obligations under the agreement;
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CRYOLIFE, INC. | 2016 Proxy Statement

•	Intentional engagement by the executive in any activity that would constitute a breach of his or her duty of loyalty or of his or her assigned duties;

•	Intentional breach by the executive of any of CryoLife’s policies and procedures;

•	The willful and continued failure by the executive to perform his or her assigned duties, other than as a result of incapacity due to physical or mental illness; and,

•	Willful conduct by the executive that is demonstrably and materially injurious to CryoLife, monetarily or otherwise.

An executive may terminate his or her employment for good reason in connection with a change of control without forfeiting his or her severance pay if any of the following events occur during the term of the agreement:

•	The assignment to the executive, without his or her consent, of any duties materially inconsistent with his or her position, authority, duties or responsibilities, including changes in status, offices or titles and any change in the executive’s reporting requirements that would cause him or her to report to an officer who is junior in seniority to the officer to whom he or she previously reported; or,

•	Any other action by CryoLife that results in a material diminution in his or her position, authority, duties, responsibilities or aggregate compensation, excluding for this purpose an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by CryoLife within 30 days after receipt of notice from the executive.

The change of control agreements provide that we will pay any severance payment due in a lump sum not later than 30 days following the date of termination, or 30 days following a change of control in the event of an anticipatory termination. We will delay payment of the severance payment until six months after the executive’s termination if necessary to prevent him or her from having to pay additional tax under Section 409A of the Internal Revenue Code. We will also subject any severance payment to normal payroll tax withholding.

Agreement Not to Solicit

Messrs. Lee, Capps and Gale and Ms. Holloway agree not to solicit any actual or prospective customers of CryoLife with whom they have had contact for a competing business or to solicit employees of CryoLife to leave CryoLife, and, for Ms. Holloway, subject to applicable professional and ethical obligations and other legal requirements, join a competing business during the term of the agreement and for a period of one year following the termination of the agreement. CryoLife is not required to make the severance payment, and the officer is required to repay any portion of the severance payment already received if he or she solicits customers or employees of CryoLife during the term of the agreement and for a period of one year following the termination of the agreement.

Termination and Change of Control Payments

The amount of compensation we would be required to pay to each named executive officer under certain termination and change of control scenarios is provided in the tables below. Amounts included in the tables are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. The tables provided in this section for all named executive officers, except Mr. Lang, assume that the relevant termination or change of control event occurred on December 31, 2015, the last business day of CryoLife’s 2015 fiscal year. The table for Mr. Lang provides information as of September 8, 2015, the effective date of his separation from employment with the Company.

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CRYOLIFE, INC. | 2016 Proxy Statement

J. Patrick Mackin, Chairman, President and Chief Executive Officer(1)

Executive Benefits and Payments Upon Termination ($)
	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following/ Preceding a Change of Control(10)
Cash Compensation	288,099	(2)	1,589,638	(3)	288,099	(2)	288,099	(2)	288,099	(2)	—		2,457,331	(4)
Accelerated Stock Option Exercisability	—		—		—		—		—		180,931	(5)	180,931	(5)
Accrued Vacation Pay	4,615	(6)	4,615	(6)	4,615	(6)	4,615	(6)	4,615	(6)	—		4,615	(6)
Medical Benefits	—		28,2301	(7)	—		28,230	(7)	28,230	(7)	—		28,230	(7)
Spread Value of Vested Options	176,604	(8)	176,604	(8)	176,604	(8)	176,604	(8)	176,604		176,604	(8)	176,604	(8)
Accelerated Vesting of Restricted Stock	—		—		—		—		—		3,457,249	(9)	3,457,249	(9)
Total	469,318		1,799,087		469,318		497,548		497,548		3,814,784		6,304,960

(1)	This table assumes that all termination and change of control events occurred as of December 31, 2015. See Grants of Plan-Based Awards – Employment Agreement with J. Patrick Mackin above for a description of Mr. Mackin’s employment agreement (the “Mackin Agreement”).
(2)	Amount shown represents the Company-performance components of the 2015 annual incentive plan, to which Mr. Mackin was entitled as of December 31, 2015. No amount is included for the personal performance component of the annual incentive plan.
(3)	Amount shown represents 1.5 times Mr. Mackin’s 2015 annual base salary and the 2014 bonus which would have been paid had Mr. Mackin been employed for the full year of 2014, as the 2015 bonus had not been paid as of December 31, 2015. The Mackin Agreement provides for severance payments to be paid in 18 monthly installments, beginning 30 days following the employment termination date (subject to any delay in payment necessary to comply with Section 409A of the Internal Revenue Code). Mr. Mackin’s estate would receive these severance payments upon his subsequent death. This amount also includes the Company-performance components of the 2015 annual incentive plan, to which Mr. Mackin was entitled as of December 31, 2015. No amount is included for the personal performance component of the annual incentive plan.
(4)	Amount shown represents 2.5 times Mr. Mackin’s 2015 annual base salary and the 2014 bonus which would have been paid had Mr. Mackin been employed for the full year of 2014, as the 2015 bonus had not been paid as of December 31, 2015. The Mackin Agreement provides for severance payments to be paid in 18 monthly installments, beginning 30 days following the employment termination date (subject to any delay in payment necessary to comply with Section 409A of the Internal Revenue Code). This scenario assumes that following the change of control, Mr. Mackin terminated his employment for good reason, or we terminated his employment without cause. Mr. Mackin would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control. This amount also includes the company-performance components of the 2015 annual incentive plan, to which Mr. Mackin was entitled as of December 31, 2015. No amount is included for the personal performance component of the annual incentive plan.
(5)	The Second Amended and Restated 2009 Stock Incentive Plan provides that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value as of December 31, 2015 to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE as of December 31, 2015 of $10.78. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(6)	Amount shown represents payment of $288.46 per hour of 2015 vacation pay that Mr. Mackin had not taken as of December 31, 2015. Mr. Mackin had 16 accumulated hours of vacation as of December 31, 2015 for which we were obligated to make payment as of that date.
(7)	Under the terms of the Mackin Agreement, if Mr. Mackin terminates his employment for good reason, we terminate his employment without cause or he dies or becomes disabled, we would continue to provide him and his family with health benefits coverage, at our expense, for up to 18 months (until he is provided comparable benefits by another employer). Amount shown represents the value of 18 months of coverage under our health plans.
(8)	Amount shown represents the spread value of Mr. Mackin’s vested stock options, calculated as the difference between the exercise prices of the options and the closing price of our common stock on December 31, 2015 ($10.78).
(9)	We issued Mr. Mackin’s new-hire, performance-based restricted stock from the Second Amended and Restated 2009 Stock Incentive Plan. That plan provides that all unvested shares of restricted stock become fully vested upon a change of control. The shares of accelerated restricted stock are valued at the closing price of our common stock on the NYSE on December 31, 2015 ($10.78).
(10)	Under the terms of the Mackin Agreement, amounts shown that are otherwise payable to Mr. Mackin would be reduced if and to the extent that doing so would cause payments that are contingent on a change of control to not be subject to the excise tax under Section 4999 of the Internal Revenue Code and thereby produce a greater net after-tax amount to him.

48
CRYOLIFE, INC. | 2016 Proxy Statement

D. Ashley Lee, Executive Vice President, Chief Operating Officer and Chief Financial Officer(1)

Executive Benefits and Payments Upon Termination ($)
	Voluntary Termination		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following/ Preceding a Change of Control
Cash Compensation	180,542	(2)	180,542	(2)	180,542	(2)	180,542	(2)	180,542	(2)	—		1,268,050	(3)
Accelerated Stock Option Exercisability	—		—		—		—		—		34,885	(4)	34,885	(4)
Accrued Vacation Pay	28,923	(5)	28,923	(5)	28,923	(5)	28,923	(5)	28,923	(5)	—		28,923	(5)
Spread Value of Vested Options	748,736	(6)	748,736	(6)	748,736	(6)	748,736	(6)	748,736	(6)	748,736	(6)	748,736	(6)
Accelerated Vesting of Restricted Stock and Performance Stock Units	—		—		—		—		—		761,368	(7)	761,368	(7)
Total	958,201		958,201		958,201		958,201		958,201		1,544,989		2,841,962

(1)	This table assumes that all termination and change of control events occurred as of December 31, 2015.
(2)	Amount shown represents the Company-performance components of the 2015 annual incentive plan, to which Mr. Lee was entitled as of December 31, 2015. No amount is included for the personal performance component of the annual incentive plan.
(3)	Amount shown is equal to two times the sum of Mr. Lee’s 2015 salary and his bonus for 2014 that was paid in cash in February 2015. This amount assumes that following a change of control Mr. Lee terminated his employment for good reason or we terminated his employment without cause. Mr. Lee would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control. Amount shown also includes the Company-performance components of the 2015 annual incentive plan, to which Mr. Lee was entitled as of December 31, 2015. No amount is included for the personal performance component of the annual incentive plan.
(4)	The 2002 Stock Incentive Plan, the 2004 Employee Stock Incentive Plan, and the Second Amended and Restated 2009 Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value as of December 31, 2015 to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE as of December 31, 2015 of $10.78. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(5)	Amount shown represents payment of $180.77 per hour of 2015 vacation pay that Mr. Lee had not taken as of December 31, 2015. Mr. Lee had 160 accumulated hours of vacation as of December 31, 2015 for which we were obligated to make payments as of that date.
(6)	Amount shown represents the spread value of Mr. Lee’s vested stock options, calculated as the difference between the exercise prices of the options and the closing price of our common stock on December 31, 2015 ($10.78).
(7)	As of December 31, 2015, we had issued all outstanding shares of restricted stock and all performance stock units under the 2004 Employee Stock Incentive Plan and the Second Amended and Restated 2009 Stock Incentive Plan. Both plans provide that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 31, 2015 ($10.78), and the 2015 performance stock units are assumed to have been earned at target level.

49
CRYOLIFE, INC. | 2016 Proxy Statement

Scott B. Capps, Vice President, Clinical Research(1)

Executive Benefits and Payments Upon Termination ($)
	Voluntary Termination		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following/ Preceding a Change of Control
Cash Compensation	93,312	(2)	93,312	(2)	93,312	(2)	93,312	(2)	93,312	(2)	—		468,986	(3)
Accelerated Stock Option Exercisability	—		—		—		—		—		20,931	(4)	20,931	(4)
Accrued Vacation Pay	22,422	(5)	22,422	(5)	22,422	(5)	22,422	(5)	22,422	(5)	—		22,422	(5)
Spread Value of Vested Options	405,775	(6)	405,775	(6)	405,775	(6)	405,775	(6)	405,775	(6)	405,775	(6)	405,775	(6)
Accelerated Vesting of Restricted Stock and Performance Stock Units	—		—		—		—		—		456,789	(7)	456,789	(7)
Total	521,509		521,509		521,509		521,509		521,509		883,495		1,374,903

(1)	This table assumes that all termination events occurred as of December 31, 2015.
(2)	Amount shown represents the Company-performance components of the 2015 annual incentive plan, to which Mr. Capps was entitled as of December 31, 2015. No amount is included for the personal performance component of the annual incentive plan.
(3)	Amount shown is equal to one times the sum of Mr. Capps’s 2015 salary and his bonus for 2015 that was paid in February 2016. This amount assumes that following a change of control Mr. Capps terminated his employment for good reason, or we terminated his employment without cause. Mr. Capps would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control. Amount shown also includes the Company-performance components of the 2015 annual incentive plan, to which Mr. Capps was entitled as of December 31, 2015. No amount is included for the personal performance component of the annual incentive plan.
(4)	The 2004 Employee Stock Incentive Plan and the Second Amended and Restated 2009 Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value as of December 31, 2015 to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE as of December 31, 2015 of $10.78. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(5)	Amount shown represents payment of $140.14 per hour of 2015 vacation pay that Mr. Capps had not taken as of December 31, 2015. Mr. Capps had 160 accumulated hours of vacation as of December 31, 2015 for which we were obligated to make payment as of that date.
(6)	Amount shown represents the spread value of Mr. Capps’s vested stock options, calculated as the difference between the exercise prices of the options and the closing price of our common stock on December 31, 2015 ($10.78).
(7)	As of December 31, 2015, we had issued all outstanding shares of restricted stock and all performance stock units under the 2004 Employee Stock Incentive Plan and the Second Amended and Restated 2009 Stock Incentive Plan. Both plans provide that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 31, 2015 ($10.78), and the 2015 performance stock units are assumed to have been earned at target level.

50
CRYOLIFE, INC. | 2016 Proxy Statement

David C. Gale, Vice President, Research and Development(1)

Executive Benefits and Payments Upon Termination ($)
	Voluntary Termination		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following/ Preceding a Change of Control
Cash Compensation	81,436	(2)	81,436	(2)	81,436	(2)	81,436	(2)	81,436	(2)	—		409,303	(3)
Accelerated Stock Option Exercisability	—		—		—		—		—		20,931	(4)	20,931	(4)
Accrued Vacation Pay	2,446	(5)	2,446	(5)	2,446	(5)	2,446	(5)	2,446	(5)	—		2,446	(5)
Spread Value of Vested Options	96,179	(6)	96,179	(6)	96,179	(6)	96,179	(6)	96,179	(6)	96,179	(6)	96,179	(6)
Accelerated Vesting of Restricted Stock and Performance Stock Units	—		—		—		—		—		456,789	(7)	456,789	(7)
Total	180,061		180,061		180,061		180,061		180,061		573,899		985,648

(1)	This table assumes that all termination events occurred as of December 31, 2015.
(2)	Amount shown represents the Company-performance components of the 2015 annual incentive plan, to which Mr. Gale was entitled as of December 31, 2015. No amount is included for the personal performance component of the annual incentive plan.
(3)	Amount shown is equal to one times the sum of Mr. Gale’s 2015 salary and his bonus for 2014 that was paid in February 2015. This amount assumes that following a change of control Mr. Gale terminated his employment for good reason or we terminated his employment without cause. Mr. Gale would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control. Amount shown also includes the Company-performance components of the 2015 annual incentive plan, to which Mr. Gale was entitled as of December 31, 2015. No amount is included for the personal performance component of the annual incentive plan.
(4)	The 2004 Employee Stock Incentive Plan and the Second Amended and Restated 2009 Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value as of December 31, 2015 to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE as of December 31, 2015 of $10.78. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(5)	Amount shown represents payment of $122.31 per hour of 2015 vacation pay that Mr. Gale had not taken as of December 31, 2015. Mr. Gale had 20 accumulated hours of vacation as of December 31, 2015 for which we were obligated to make payment as of that date.
(6)	Amount shown represents the spread value of Mr. Gale’s vested stock options, calculated as the difference between the exercise prices of the options and the closing price of our common stock on December 31, 2015 ($10.78).
(7)	As of December 31, 2015, we had issued all outstanding shares of restricted stock and all performance stock units under the 2004 Employee Stock Incentive Plan and the Second Amended and Restated 2009 Stock Incentive Plan. Both plans provide that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 31, 2015 ($10.78), and the 2015 performance stock units are assumed to have been earned at target level.

51
CRYOLIFE, INC. | 2016 Proxy Statement

Jean F. Holloway, Vice President, General Counsel and Corporate Secretary(1)

Executive Benefits and Payments Upon Termination ($)
	Voluntary Termination		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change of Control Without Regard to Termination		Certain Termination Events Following/ Preceding a Change of Control
Cash Compensation	72,836	(2)	72,836	(2)	72,836	(2)	72,836	(2)	72,836	(2)	—		374,836	(3)
Accelerated Stock Option Exercisability	—		—		—		—		—		26,650	(4)	26,650	(4)
Accrued Vacation Pay	4,646	(5)	4,646	(5)	4,646	(5)	4,646	(5)	4,646	(5)	—		4,646	(5)
Spread Value of Vested Options	—		—		—		—		—		—		—
Accelerated Vesting of Restricted Stock and Performance Stock Units	—		—		—		—		—		254,749	(6)	254,749	(6)
Total	77,482		77,482		77,482		77,482		77,482		281,399		660,881

(1)	This table assumes that all termination events occurred as of December 31, 2015.
(2)	Amount shown represents the Company-performance components of the 2015 annual incentive plan, to which Ms. Holloway was entitled as of December 31, 2015. No amount is included for the personal performance component of the annual incentive plan.
(3)	Amount shown is equal to one times the sum of Ms. Holloway’s 2015 salary (because no bonus was paid to Ms. Holloway for the prior year 2014). This amount assumes that following a change of control Ms. Holloway terminated her employment for good reason, or we terminated her employment without cause. Ms. Holloway would also receive the amount shown if we terminated her employment without cause at any time within the six months prior to the change of control. Amount shown also includes the Company-performance components of the 2015 annual incentive plan, to which Ms. Holloway was entitled as of December 31, 2015. No amount is included for the personal performance component of the annual incentive plan.
(4)	The 2004 Employee Stock Incentive Plan and the Second Amended and Restated 2009 Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value as of December 31, 2015 because the exercise prices of the options were lower than the closing price of our common stock on the NYSE as of December 31, 2015 of $10.78. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year.
(5)	Amount shown represents payment of $145.19 per hour of 2015 vacation pay that Ms. Holloway had not taken as of December 31, 2015. Ms. Holloway had 32 accumulated hours of vacation as of December 31, 2015 for which we were obligated to make payment as of that date.
(6)	As of December 31, 2015, we had issued all outstanding shares of restricted stock and all performance stock units under the 2004 Employee Stock Incentive Plan and the Second Amended and Restated 2009 Stock Incentive Plan. Both plans provide that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 31, 2015 ($10.78), and the 2015 performance stock units are assumed to have been earned at target level.

52
CRYOLIFE, INC. | 2016 Proxy Statement

David P. Lang, Senior Vice President, International Sales & Marketing(1)

Executive Benefits and Payments Upon Termination ($)

	Good Reason or Involuntary Not for Cause Termination
Cash Compensation	276,000	(2)
Annual Incentive Bonus	75,637	(3)
Outplacement Benefits	15,000	(4)
Reimbursement of COBRA Premium Differential	13,847	(5)
Accrued Vacation Pay	12,739	(6)
Spread Value of Vested Options	410,420	(7)
Total	803,643

(1)	Table summarizes the benefits provided (or accrued) to Mr. Lang upon his separation from employment, which occurred effective September 8, 2015.
(2)	Amount shown represents cash payments equal to 12 months of Mr. Lang’s annual base salary in effect as of the date of his separation from employment with the Company; this amount is payable to Mr. Lang pursuant to the Lang Agreement.
(3)	Amount shown represents Mr. Lang’s actual 2015 annual incentive bonus, including the personal performance component, as specified in the Lang Agreement.
(4)	Amount shown represents the reimbursements actually received by Mr. Lang upon his separation of employment.
(5)	Amount shown represents reimbursement of COBRA premium differential actually received by Mr. Lang upon his separation of employment. The actual amount paid may be lower, as this right to reimbursement ceases upon Mr. Lang becoming eligible to participate under another employer’s group health plan.
(6)	Amount shown represents payment of $132.69 per hour of 2015 vacation pay that Mr. Lang had not taken as of September 8, 2015. Mr. Lang had 96 accumulated hours of vacation as of that date.
(7)	Amount shown represents the spread value of Mr. Lang’s vested stock options, calculated as the difference between the exercise prices of the options and the closing price of our common stock on September 8, 2015 ($9.85).

53
CRYOLIFE, INC. | 2016 Proxy Statement

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that CryoLife’s executive officers, directors and persons who beneficially own more than 10% of CryoLife’s stock file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish CryoLife with copies of all Section 16(a) forms they file.

Based solely on its review of copies of forms received by it pursuant to Section 16(a) of the Securities Exchange Act or written representations from reporting persons, CryoLife believes that with respect to 2015, it complied with all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners, with the following two exceptions: (1) a Form 4 filed September 15, 2015, on behalf of officer William R. Matthews; and (2) a Form 4 filed September 17, 2015 on behalf of officer John E. Davis.

54
CRYOLIFE, INC. | 2016 Proxy Statement

CERTAIN BENEFICIAL OWNERSHIP

The name and address of each person or entity who owned beneficially 5% or more of the outstanding shares of common stock of CryoLife on April 12, 2016, based on information available to us, together with the number of shares owned and the percentage of outstanding shares that ownership represents, is set forth in the following table. The table also shows information concerning beneficial ownership by the named executive officers and by all current directors and executive officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after April 12, 2016 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. To CryoLife’s knowledge, none of the shares shown in the table below is subject to a pledge or similar arrangement.

Beneficial Owner	Number of Shares of CryoLife Common Stock Beneficially Owned (#)		Percentage of Outstanding Shares of CryoLife Common Stock (%)
J. Patrick Mackin	510,290	(1)	1.56
D. Ashley Lee	421,507	(2)	1.29
Scott B. Capps	173,197	(3)	*
David C. Gale	102,044	(4)	*
Jean F. Holloway	31,993	(5)	*
David P. Lang	115,108	(6)	*
Thomas F. Ackerman	85,352		*
James S. Benson	70,352		*
Daniel J. Bevevino	85,352		*
Ronald C. Elkins, M.D.	97,852		*
Ronald D. McCall	173,514		*
Harvey Morgan	76,602		*
Jon W. Salveson	65,352		*
Blackrock, Inc.	2,608,091	(7)	8.01
Paul Royalty Fund LP	2,648,184	(8)	8.13
Steven G. Anderson	1,855,931	(9)	5.70
All current directors and Named Executive Officers as a group (13 persons)	2,008,517	(10)	6.08

________________________________

* Ownership represents less than 1% of outstanding CryoLife common stock.

(1)	Amount includes 161,703 shares subject to options that are either presently exercisable or will become exercisable within 60 days after April 12, 2016. This amount also includes 73,316 shares of unvested restricted stock subject to forfeiture which Mr. Mackin holds as of April 12, 2016. This amount does not include 19,946 shares earned under 2015 performance stock unit awards that had not vested as of April 12, 2016, and that will not vest within 60 days thereafter, or performance stock units granted in February 2016 (42,484 shares at target performance). The business address for all CryoLife employees is: c/o CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, GA 30144.
(2)	Amount includes 152,457 shares subject to options that are either presently exercisable or will become exercisable within 60 days after April 12, 2016. This amount also includes 5,000 shares held by Mr. Lee’s spouse and 1,500 shares held in trust for Mr. Lee’s children. This amount also includes 45,734 shares of unvested restricted stock subject to forfeiture which Mr. Lee holds as of April 12, 2016. This amount does not include 10,062 shares earned under 2014 and 2015 performance stock unit awards that had not vested as of April 12, 2016, and that will not vest within 60 days thereafter, or performance stock units granted in February 2016 (13,072 shares at target performance).
(3)	Amount includes 79,808 shares subject to options that are either presently exercisable or will become exercisable within 60 days after April 12, 2016. This amount also includes 24,752 shares of unvested restricted stock subject to forfeiture that Mr. Capps holds as of April 12, 2016. This amount does not include 6,038 shares earned under 2014 and 2015 performance stock unit awards that had not vested as of April 12, 2016, and that will not vest within 60 days thereafter, or performance stock units granted in February 2016 (7,353 shares at target performance).
(4)	Amount includes 36,476 shares subject to options that are either presently exercisable or will become exercisable within 60 days after April 12, 2016. This amount also includes 24,752 shares of unvested restricted stock subject to forfeiture that Mr. Gale holds as of April 12, 2016. This amount does not include 6,038 shares earned under 2014 and 2015 performance stock unit awards that had not vested as of April 12, 2016, and that will not vest within 60 days thereafter, or performance stock units granted in February 2016 (7,353 shares at target performance).

55
CRYOLIFE, INC. | 2016 Proxy Statement

(5)	Amount includes 2,334 shares subject to options that are either presently exercisable or will become exercisable within 60 days after April 12, 2016. This amount also includes 26,496 shares of unvested restricted stock subject to forfeiture that Ms. Holloway holds as of April 12, 2016. This amount does not include 4,692 shares earned under 2014 and 2015 performance stock unit awards that had not vested as of April 12, 2016, and that will not vest within 60 days thereafter, or performance stock units granted in February 2016 (9,314 shares at target performance).
(6)	Amount includes 41,667 shares subject to options that are either presently exercisable or will become exercisable within 60 days after April 12, 2016.
(7)	Information based on Schedule 13G/A filed on January 26, 2016 by BlackRock, Inc. (“BlackRock”). Per this schedule, BlackRock has the sole power to vote, or to direct the vote of, and sole power to dispose, or to direct the disposition of, these shares of CryoLife common stock. The address for BlackRock is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.
(8)	Information based on Schedule 13G filed on January 28, 2016 by Paul Royalty Fund, L.P. Per this schedule, Paul Royalty Fund, L.P. shares the power to vote, or to direct the vote of, and the power to dispose, or to direct the disposition of, these shares of CryoLife common stock with Paul Capital Management LLC and Paul Capital Advisors, L.L.C. (collectively, the “Paul Entities”). The address for the Paul Entities is 575 Market Street, Suite 2500, San Francisco, CA 94105.
(9)	Information based on Schedule 13G/A filed on February 3, 2016 by Steven G. Anderson. Per this schedule, Steven G. Anderson has sole power to vote, or to direct the vote of, and the power to dispose, or to direct the disposition of, 1,748,007 of these shares of CryoLife common stock. Mr. Anderson shares the power to vote, or to direct the vote of, and the power to dispose, or to direct the disposition of, 107,924 of these shares of CryoLife common stock with his spouse. The address for Mr. Anderson is c/o Arnall Golden Gregory LLP, 171 17th St. NW, Suite 2100, Atlanta, GA, 30363.
(10)	Amount includes:

474,445 shares subject to options that are presently exercisable or will become exercisable within 60 days after April 12, 2016,

54,000 shares held of record by the spouses of executive officers and directors,

1,500 shares held of record by the children of an executive officer, and

267,514 shares of unvested restricted common stock subject to forfeiture that all current Directors and Executive Officers as a group hold as of April 12, 2016.

This amount does not include performance stock units granted in February 2016, or 46,774 shares earned under 2013 and 2014 performance stock unit awards that had not vested as of April 12, 2016, and that will not vest within 60 days thereafter.

56
CRYOLIFE, INC. | 2016 Proxy Statement

PROPOSAL THREE – RATIFICATION OF THE Preliminary Approval of the INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information

The Board of Directors recommends the Company’s stockholders ratify the preliminary approval of Ernst & Young LLP (“Ernst & Young”) as independent registered public accounting firm for the fiscal year ending December 31, 2016. Representatives of Ernst & Young are expected to attend the 2016 Annual Meeting, and representatives of the firm will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

The submission of the preliminary approval of Ernst & Young for ratification by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the stockholders do not ratify the preliminary approval of Ernst & Young, the selection of such firm as the independent registered public accounting firm for the Company will be reconsidered by the Audit Committee, provided that the committee retains sole authority with respect to all decisions regarding the engagement of the Company’s independent registered public accounting firm, including the decision as to whether or not the 2016 appointment will stand, regardless of whether the stockholders vote to ratify the approval.

Fees Paid To the Independent Registered Public Accounting Firm for Fiscal 2014 and Fiscal 2015

The following table presents Ernst & Young’s professional service fees for the audit of the Company’s annual financial statements for fiscal years ending 2014 and 2015, as well as fees for other services rendered during those periods.

	2015	2014
Audit fees(1)	$694,000	$532,000
Audit-related fees	—	—
Tax fees(2)	$91,000	$15,000
All other fees(3)	$226,000	$0
Total	$1,011,000	$547,000

(1)	Includes work performed for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings and similar engagements for the fiscal year, such as comfort letters, attest services, consents and assistance with review of documents filed with the SEC.
(2)	Includes tax compliance and reporting services.
(3)	Reflects work related to the due diligence for mergers and acquisitions.

The Company’s Audit Committee approved all of the services described above. The Audit Committee has determined that the payments made to Ernst & Young for these services are compatible with maintaining such firm’s independence.

Audit Committee’s Pre-approval Policies and Procedures

The Audit Committee has the sole authority to appoint or replace, compensate and oversee the work of any independent registered public accounting firm, who must be, when required, a registered firm as defined by law whose purpose is the preparation or issuance of an audit report or related work. The independent registered public accounting firm’s reports and other communications are to be delivered directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting.

The Audit Committee pre-approves all audit and non-audit services performed by the independent registered public accounting firm and all engagement fees and terms in connection therewith, except as otherwise permitted by federal law

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and regulations. To date, no services have been approved by the Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which provides a limited exception to the requirement that services be approved in advance by the Audit Committee if certain conditions are met.

Required Vote

The votes cast for this proposal must exceed the votes cast against it in order for it to be approved. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

The Board of Directors' Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF The preliminary approval of ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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CRYOLIFE, INC. | 2016 Proxy Statement

Householding

Stockholders who share the same last name and address may receive only one copy of our Annual Report and Proxy Statement, unless we receive contrary instructions from any stockholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the Annual Report and Proxy Statement, you may request that you receive only one copy. All communications should be directed to Jean F. Holloway, Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355.

If you are a beneficial owner, you can request additional copies of the Annual Report and Proxy Statement or you can request householding by notifying your broker, bank or nominee.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Upon the written request of any record or beneficial owner of common stock of CryoLife whose proxy was solicited in connection with the 2016 Annual Meeting of Stockholders, CryoLife will furnish such owner, without charge, a copy of its Annual Report on Form 10-K without exhibits for its fiscal year ended December 31, 2015. Requests for a copy of such Annual Report on Form 10-K should be addressed to Jean F. Holloway, Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. Copies of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2015 may also be obtained without charge through the SEC's website at www.sec.gov.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.cryolife.com.

It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to sign, complete, date and return the proxy card in the enclosed envelope, to which no postage need be affixed, or vote by telephone or internet as directed on the enclosed proxy card.

By Order of the Board of Directors:

J. PATRICK MACKIN Chairman, President and Chief Executive Officer

Date: April 21, 2016

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APPENDIX A – NON-GAAP FINANCIAL MEASURE INFORMATION

Set forth below in this Appendix A is important information about the following non-GAAP financial measures discussed in this Proxy Statement:

•	Adjusted net income
•	Adjusted EBITDA
•	Adjusted inventory
•	Accounts receivable – days sales outstanding

Although we believe that these measures are useful tools, no single financial measure provides all of the information that is necessary to gain a complete understanding of our performance, condition and liquidity. Therefore these numbers are intended to be, and should be, evaluated in the context of the full information provided in our Annual Report on Form 10-K, including the financial statements presented in accordance with GAAP, the footnotes thereto and the accompanying management’s discussion and analysis, as well as in our other filings with the SEC.

Adjusted Net Income

As discussed in this Proxy Statement, annual bonuses paid to executives under our short-term incentive plan are partially conditioned upon the achievement of specified levels of “adjusted net income.” The use of this non-GAAP, adjusted performance measures in the short-term incentive plan was intended to create a stronger performance incentive by focusing on controllable variables within the core business and to minimize unintended consequences by excluding items that were highly variable or difficult to predict during the goal-setting process. We disclosed herein the actual 2015 performance results using this non-GAAP measure so that investors may see the extent to which the goals were achieved. We believe disclosing this information is useful because it helps explain how challenging our annual bonus targets are over time.

Adjusted net income for 2015 was calculated as net income exclusive of:

•	Interest expense and income
•	Stock compensation expense, other than stock compensation expense related to the bonus plan
•	Research and development expense, excluding salaries and related expenses
•	Other income and expense
•	Income taxes
•	Grant revenue
•	Charges related to acquisitions, licenses, business development, integration costs and litigation costs
•	Unbudgeted executive severance expenses and onboarding costs

The tables below provide reconciliations of 2015 adjusted net income to 2015 net income under GAAP:

2015 Adjusted Net Income (in Thousands)

2015 Adjusted Net Income	$20,366
Interest income/expense, net	107
Stock compensation expense, excluding stock compensation expense related to the bonus program itself	(5,089)
Research and development expense, excluding that portion pertaining to salaries and related expenses	(4,217)
Other income, net	407
Income tax expense, net	(1,863)
Grant revenues	—
Charges related to acquisitions, licenses, business development or integration costs	(3,007)
Litigation	(1,143)
Unbudgeted executive severance expenses and on-boarding costs	(1,556)
2015 GAAP Net Income	$4,005

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Adjusted EBITDA

As discussed in this Proxy Statement, the 2015 annual grants of performance stock units to executives are conditioned 80% upon the Company’s achievement of pre-determined levels of adjusted EBITDA, 10% upon the achievement of target levels of adjusted inventory and 10% upon the achievement of target levels of accounts receivable –DSO. The use of these non-GAAP adjusted performance measures was intended to create a stronger performance incentive by focusing on controllable variables within the core business and to minimize unintended consequences by excluding items that were highly variable or difficult to predict during the goal-setting process.

Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization, as further adjusted by removing the impact of the following:

o	stock-based compensation
o	research and development expenses (excluding salaries and related expense)
o	grant revenue
o	litigation expense or income
o	acquisition, license and other business development expense
o	integration costs (including any litigation costs or income related to assumed litigation)
o	other income or expense
o	unbudgeted executive severance expenses and onboarding costs

The table below provides a reconciliation of 2015 adjusted EBITDA to 2015 net income under GAAP:

2015 Adjusted EBITDA Reconciliation (in Thousands)

2015 Adjusted EBITDA	$26,229
Amortization expense	(2,135)
Depreciation expense	(3,728)
Other income, net	407
Litigation	(1,143)
Interest income/expense, net	107
Income tax expense, net	(1,863)
Charges related to acquisitions, licenses, business development or integration costs	(3,007)
Research and development expense, excluding that portion pertaining to salaries and related expenses	(4,217)
Stock compensation expense, excluding stock compensation expense related to the bonus program itself	(5,089)
Unbudgeted executive severance expenses and on-boarding costs	(1,556)
2015 GAAP Net Income	$4,005

Adjusted Inventory and Accounts Receivable–DSO

The adjusted inventory performance measure is calculated as our medical device products inventory (finished goods and work in process) and raw materials, exclusive of (i) inventories of ProCol ® and PhotoFix TM, two products that we distributed in 2015 for third parties, and (ii) such inventories associated with acquired companies or assets. Accounts receivable – DSO is calculated by dividing (x) trade accounts receivable (net) as of December 31, 2015 by (y) net credit sales for the fourth quarter of 2015 (excluding from such calculation accounts receivable and sales associated with acquired companies or assets), and multiplying such amount by 92.

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CRYOLIFE, INC. | 2016 Proxy Statement

ADMISSION TICKET

2016 CryoLife, Inc. Annual Meeting of Stockholders

NON-TRANSFERABLE May 18, 2016 NON-TRANSFERABLE

Admission will be by ticket only.

CRYOLIFE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 18, 2016

The undersigned stockholder hereby appoints J. PATRICK MACKIN, JEAN F. HOLLOWAY and KAREN K. DABBS, or either of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of CRYOLIFE, INC. to be held on May 18, 2016, and any adjournments thereof.

The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated April 21, 2016, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place, and stead. The undersigned instructs said proxies to vote as indicated below and in their discretion on any other matter that may properly come before the meeting or any adjournment of the meeting.

(Continued and to be signed on the reverse side)

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